                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                                IBT BANCORP, INC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                               IBT BANCORP, INC.
                               200 EAST BROADWAY
                         MOUNT PLEASANT, MICHIGAN 48858
                             ---------------------

                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 26, 2005
                             ---------------------

     Notice is hereby given that the Annual Meeting of Shareholders of IBT Bancorp, Inc. will be held on Tuesday, April 26, 2005 at 7:00 p.m. Eastern Standard Time, at the Holiday Inn, 5665 E. Pickard Street, Mount Pleasant, Michigan. The meeting is for the purpose of considering and acting upon the following:

          1. The election of four directors.

          2. Such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

     The Board of Directors has fixed March 1, 2005 as the record date for determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournments thereof.

     Your vote is important. Even if you plan to attend the meeting, please date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon, and return it promptly in the enclosed envelope. Note that if stock is held in more than one name, all parties should sign the proxy form.

                                          By order of the Board of Directors

                                          /s/ Mary Ann Breuer

                                          Mary Ann Breuer, Secretary

Dated: April 4, 2005

                               IBT BANCORP, INC.
                               200 EAST BROADWAY
                         MOUNT PLEASANT, MICHIGAN 48858
                             ---------------------

                                PROXY STATEMENT
                             ---------------------
GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of IBT Bancorp, Inc. (the Corporation) a Michigan financial holding company, to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, April 26, 2005 at 7:00 p.m. at the Holiday Inn, 5665 E. Pickard Street, Mount Pleasant, Michigan, or at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement.

     This Proxy Statement has been mailed on April 4, 2005 to all holders of record of common stock as of the record date. If a shareholder's shares are held in the name of a broker, bank or other nominee, then that party should give the shareholder instructions for voting the shareholder's shares.

VOTING AT THE MEETING

     The Board of Directors of the Corporation has fixed the close of business on March 1, 2005 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment thereof. The Corporation has only one class of common stock and no preferred stock. As of March 1, 2005, there were 4,896,430 shares of common stock of the Corporation outstanding. Each outstanding share entitles the holder thereof to one vote on each separate matter presented for vote at the meeting. Shareholders may vote on matters that are properly presented at the meeting by either attending the meeting and casting a vote or by signing and returning the enclosed proxy. If the enclosed proxy is executed and returned, it may be revoked at any time before it is exercised at the meeting. All shareholders are encouraged to date and sign the enclosed proxy, indicate their choice with respect to the matters to be voted upon, and return it to the Corporation.

     The Corporation will hold the Annual Meeting of Shareholders if holders of a majority of the Corporation's shares of common stock entitled to vote are represented in person or by proxy at the meeting. If a shareholder signs and returns the proxy, those shares will be counted to determine whether the Corporation has a quorum, even if the shareholder abstains or fails to vote on any of the proposals listed on the proxy.

     If a shareholder's share are held in the name of a nominee, and the shareholder does not tell the nominee how to vote the shares (referred to as broker non-votes), then the nominee can vote them as it sees fit only on matters that are determined to be routine and not on any other proposal. Broker non-votes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any nonroutine proposals.

     In the election of directors, director nominees receiving a plurality of votes cast at the meeting will be elected directors of the Corporation. Shares not voted, including broker non-votes, have no effect on the election of directors.

ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes, with the directors in each class being elected for a term of three years. At the Annual Meeting of Shareholders, four directors will be elected for terms ending with the annual meeting of shareholders in 2008. In accordance with the retirement guidelines set forth in the Corporation's Bylaws, on May 31, 2004, Frederick L. Bradford and on July 31, 2004, Gerald D. Cassel retired as directors. At its June 29, 2004 meeting, the Board of Directors elected David J. Maness to fill the directorship left vacant by Frederick Bradford's retirement. In August 2004, Herbert C. Wybenga passed away. The Board of Directors has nominated Sandra L. Caul and Timothy M. Miller to stand for election with terms ending in 2008 to fill the vacancies resulting from Gerald D. Cassel's retirement and Mr. Wybenga's death.

     Except as otherwise specified in the proxy, proxies will be voted for election of the four nominees named below. If a nominee becomes unable or unwilling to serve, proxies will be voted for such other person, if any, as shall be designated by the Board of Directors. However, the Corporation's management now knows of no reason to anticipate that this will occur. The four nominees for election as directors who receive the greatest number of votes cast will be elected directors. Each of the nominees has agreed to serve as a director if elected.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE FOUR DIRECTOR NOMINEES NOMINATED BY THE BOARD OF DIRECTORS.

     Nominees for election and current directors are listed below. Also shown for each nominee and each current director is his or her principal occupation for the last five or more years, age and length of service as a director of the Corporation.

DIRECTOR NOMINEES FOR TERMS ENDING IN 2008

     Richard J. Barz (age 56) was appointed director of the Corporation in 2002. He has been a director of Isabella Bank and Trust since 2000. Mr. Barz also serves on the Board of Farmers State Bank, IBT Title and Insurance Agency, Inc., and Financial Group Information Services and is a member of the Compensation and Benefits Committee. Mr. Barz has been President and CEO of Isabella Bank and Trust since December 30, 2001. Prior to his appointment as President and CEO he served as Executive Vice President of Isabella Bank and Trust.

     Sandra L. Caul (age 61) currently serves as director of Isabella Bank and Trust and IBT Title and Insurance Agency, Inc. Ms. Caul retired in January 2005 as a state representative of the Michigan State House of Representatives. Ms. Caul is a registered nurse.

     Timothy M. Miller (age 53) has served as a director of Farmers State Bank since 2002. Mr. Miller also serves as a director of Isabella Bank and Trust and Financial Group Information Services. Mr. Miller has been President and CEO of Farmers State Bank since January 1, 2003. Prior to his appointment as President and CEO he served as Senior Vice President of Farmers State Bank.

     Ronald E. Schumacher (age 68) has been a director of Isabella Bank and Trust since 1984, and the Corporation since 1988. He also serves on the Compensation and Benefits Committee, Audit Committee and serves as chairperson of the Nominating and Corporate Governance Committee. Mr. Schumacher is the President of A. Schumacher Sons, a grain and beef farm operation.

CURRENT DIRECTORS WITH TERMS ENDING IN 2006

     Dennis P. Angner (age 49) has been a director of the Corporation since 2000. He also serves as an ex-officio member of all of the Corporation's subsidiary Boards of Directors and committees. Mr. Angner has been President and CEO of the Corporation since December 30, 2001. Prior to his appointment as President and CEO, he served as Executive Vice President of the Corporation.

     David J. Maness (age 51) was appointed as a director of the Corporation in 2004, and serves on the Finance and Planning Committee and the Audit Committee. He also serves on the Board of Directors of Isabella Bank and Trust and Financial Group Information Services. Mr. Maness is President of Maness Petroleum, a geological and geophysical consulting service.

     W. Joseph Manifold (age 53) was appointed to IBT Bancorp's Board of Directors in July 2003, and serves as chairperson of the Audit Committee. Mr. Manifold also serves as a director of IBT Title and Insurance Agency, Inc. Mr. Manifold is a Certified Public Accountant and Controller of Federal Broach & Machine Company, a manufacturing company.

     William J. Strickler (age 64) has been a director of the Corporation since 2002, and serves as chairperson of the Compensation and Benefits Committee, and also serves on the Nominating and Corporate Governance Committee. He has been a director of Isabella Bank and Trust since 1995. Mr. Strickler is President of Michiwest Energy, an oil and gas producer.

DIRECTORS WITH TERMS ENDING IN 2007

     James C. Fabiano (age 61) has been a director of Isabella Bank and Trust since 1979 and of the Corporation since 1988, of which he is currently serving as Chairman and is an ex-officio member of all committees. He also serves as an ex-officio member of all the Corporation's subsidiary Boards of Directors. Mr. Fabiano is President and CEO of Fabiano Brothers, Inc., a wholesale distributor of beer, wine and certain specialty beverages.

     David W. Hole (age 67) has been a director of Isabella Bank and Trust since 1982. He has served on the Board of the Corporation since 1988 and serves on the Compensation and Benefits Committee and the Finance and Planning Committee. He currently is a director of Financial Group Information Services. He retired as President and CEO of Isabella Bank and Trust and the Corporation on December 30, 2001.

     Dale Weburg (age 61) has been a director of Farmers State Bank since 1987. He has served on the Board of the Corporation since 2000 and is a member of the Financial Group Information Services Board of Directors. He also serves on the Nominating and Corporate Governance Committee, Audit Committee and is chairperson of the Finance and Planning Committee. Mr. Weburg is President of Weburg Farms, a cash crop farm operation.

     Each of the directors has been engaged in their stated professions for more than five years. The principal occupation of Dennis P. Angner is with the Corporation, and he has been employed by Isabella Bank and Trust and/or the Corporation since 1984. Other executive officers of the Corporation include:
Richard J. Barz, President of Isabella Bank and Trust, an employee of the Bank since 1972; Timothy M. Miller, President of Farmers State Bank, an employee of the Bank since 1985; Mary Ann Breuer (age 65), Senior Vice President and Cashier of Isabella Bank and Trust, an employee of the Bank since 1959. All officers of the Corporation serve at the pleasure of the Board of Directors.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

     The Board of Directors of the Corporation met 15 times during 2004. All incumbent directors attended 75% or more of the meetings held in 2004. The Board of Directors has an Audit Committee, a Nominating and Corporate Governance Committee, a Compensation and Benefits Committee and a Finance and Planning Committee.

     The Audit Committee is composed of independent directors who meet the requirements for independence as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. Information regarding the functions performed by the Committee, its membership, and the number of meetings held during the year, is set forth in the "Report of the Audit Committee" included elsewhere in this annual proxy statement. The Audit Committee is governed by a written charter approved by the Board of Directors and is included as Appendix A. In accordance with the provisions of the Sarbanes - Oxley Act of 2002, Director Manifold meets the requirement of Audit Committee Financial Expert and has been so designated by the Board of Directors.

     The Corporation has a standing Nominating and Corporate Governance Committee consisting of independent directors who meet the requirements for independence as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Committee consists of directors Schumacher, Strickler and Weburg. The Nominating and Corporate Governance Committee held 2 meetings in 2004, and all directors attended 75% or more of the meetings in 2004. The Board of Directors has approved a Nominating and Corporate Governance Committee Charter and it is included as Appendix B. The Nominating and Corporate Governance Committee is responsible for evaluating and recommending individuals for nomination to the Board of Directors for approval. In making its selections and recommendations, the

Nominating and Corporate Governance Committee considers a variety of factors, which generally include the candidate's personal and professional integrity, independence, business judgment, and communication skills.

     The Nominating and Corporate Governance Committee will consider as potential nominees, persons recommended by shareholders. Recommendations should be submitted in writing to the Secretary of the Corporation, 200 East Broadway, Mount Pleasant, Michigan 48858 and include the shareholder's name, address and number of shares of the Corporation owned by the shareholder. The recommendation should also include the name, age, address and qualifications of the recommended candidate for nomination. Recommendations for the 2006 Annual Meeting of Shareholders should be delivered no later than December 5, 2005. The Nominating and Corporate Governance Committee does not evaluate potential nominees for director differently based on whether they are recommended to the Nominating and Corporate Governance Committee by a shareholder.

     The Compensation and Benefits Committee of the Corporation is responsible for reviewing and recommending to the Corporation's Board of Directors the compensation of the Corporation's President and its subsidiaries, benefit plans and the overall percentage increase in salaries. The committee consists of directors Angner, Barz, Fabiano, Hole, Schumacher and Strickler.

     The Finance and Planning Committee evaluates new business opportunities and business acquisitions, assists management in establishing financial goals, reviews all strategic plans of subsidiaries to assure consistency with overall corporate goals and reviews interest rate risks, credit risks and insurance coverage. The committee consists of directors Weburg, Maness, Hole, and Barz.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees the Corporation's financial reporting process on behalf of the Board of Directors. The Committee consists of directors Maness, Schumacher, Manifold, and Weburg.

     The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed during 2004 or thereafter for the Corporation by its independent auditors or any other auditing or accounting firm, except as noted below. The Audit Committee has established general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and reviews the guidelines with the Board of Directors.

     Management has the primary responsibility for the consolidated financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited consolidated financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements. The Committee also reviewed with management and the independent auditors, management's assertion on the design and effectiveness of the Corporation's internal control over financial reporting as of December 31, 2004.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Corporation's accounting principles and such other matters as are required to be discussed with the Committee by the standards of the Public Company Accounting Oversight Board (United States), including those described in SAS 61, as may be modified or supplemented. In addition, the Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 as may be modified or supplemented, and has discussed with the independent accountant the independent accountant's independence.

     The Committee discussed with the Corporation's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation's internal controls and the overall quality of the Corporation's financial reporting process. The Committee held nine meetings during 2004, and all directors attended 75% or more of the meetings held in 2004.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements and report on management's assertion on the design and effectiveness of internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission. The Committee is reviewing the appointment of independent auditors for the 2005 audit.

                                          Respectfully submitted,

                                          /s/ W. Joseph Manifold
                                          --------------------------------------
                                          W. Joseph Manifold, Audit Committee
                                          Chairperson

                                          David J. Maness
                                          Ronald E. Schumacher
                                          Dale D. Weburg

EXECUTIVE OFFICERS

     Executive Officers of the Corporation are compensated in accordance with their employment with the applicable entity. The executive officers of the Corporation whose annual compensation exceeded $100,000 for the periods indicated are as follows:

                           SUMMARY COMPENSATION TABLE

                                                           ANNUAL
                                                        COMPENSATION
                                                      ----------------      ALL OTHER
NAME AND PRINCIPAL POSITION                           YEAR   SALARY(1)   COMPENSATION(2)
---------------------------                           ----   ---------   ---------------
Dennis P. Angner,...................................  2004   $251,200        $ 9,012
  President and CEO of IBT Bancorp                    2003    218,090          8,390
                                                      2002    204,605         12,607
Richard J. Barz,....................................  2004   $242,000        $11,162
  Senior Vice President of IBT Bancorp and            2003    216,340          8,993
  President and CEO of Isabella                       2002    200,980         13,735
  Bank and Trust
Tim Miller,.........................................  2004   $141,515        $    --
  Vice President of IBT Bancorp and President         2003    128,396          1,770
  and CEO of Farmers State Bank(3)

---------------

(1) Includes compensation voluntarily deferred under the Corporation's 401(k) and Non-qualified Deferred Salary Agreement and Board of Directors fees, paid in cash or deferred under the Non-qualified Deferred Directors Compensation Plan.

(2) The amounts shown represent contributions by the Corporation under its Employee Stock Ownership Plan (ESOP), in which substantially all employees participate and expenses related to a nonqualified supplemental Executive Retirement Plan (ERP). The amounts contributed are as follows:

                                                              YEAR    ESOP      ERP
                                                              ----   ------   -------
Dennis P. Angner............................................  2004   $   --   $ 9,012
                                                              2003    3,006     5,384
                                                              2002    4,262     8,345
Richard J. Barz.............................................  2004   $   --   $11,162
                                                              2003    2,982     6,011
                                                              2002    4,353     9,382
Tim Miller..................................................  2004   $   --   $    --
                                                              2003    1,770        --

(3) Mr. Miller was appointed President of Farmers State Bank on January 1, 2003.

     The Corporation believes it generally maintains a conservative level of perquisites and personal benefits. The dollar value of perquisites and personal benefits provided to the named executive officer does not exceed 10% of his annual compensation.

REPORT ON EXECUTIVE COMPENSATION

     Dennis P. Angner serves as President and Chief Executive Officer of the Corporation. With the exception of Dennis P. Angner, services performed by other executive officers of the Corporation are incidental to their primary services as officers and employees of a subsidiary Bank, and they receive no compensation directly from the Corporation. The compensation for the President of IBT Bancorp and its subsidiaries is reviewed by the Corporation's Compensation and Benefits Committee and approved by the Corporation's Board of Directors based on recommendations from the Compensation and Benefits Committee.

     The Committee's approach to determining the annual salary of executive officers is to offer competitive salaries in comparison with other comparable financial institutions. The Committee utilizes regional and national compensation surveys which provide salary ranges for banks of similar size. Based on these surveys, the Committee establishes salary ranges for all job classifications. In setting salaries, the Corporation seeks to assure relative fairness in the compensation of officers and to recognize the value of their contribution to the Corporation's overall success. Specific factors used to decide where an executive officer salary should be within the established range include the historical financial performance, financial performance outlook, years of service, and job performance. The salary paid to Dennis P. Angner, President and Chief Executive Officer of the Corporation, was in the 25th to 50th percentile in 2004. The Board's primary consideration in where Angner's salary fits within the defined range was based on a discretionary evaluation of his personal performance and years of service as President and CEO, and the Corporation exceeding its financial performance goals in 2003.

                                          Respectfully submitted,

                                          William J. Strickler, Chairperson
                                          Dennis P. Angner
                                          Richard J. Barz
                                          James C. Fabiano
                                          David W. Hole
                                          Ronald E. Schumacher

THE DEFINED BENEFIT PENSION PLAN

     The Corporation sponsors a defined benefit pension plan. This plan was originally adopted in 1973 and was substantially revised in 1989. Only employees who have attained the age of 21 and who have worked more than 1,000 hours in the current plan year are eligible to participate.

     Annual contributions are made to the plan as required by accepted actuarial principles, applicable federal tax law, and expenses of operating and maintaining the plan. The amount of contributions on behalf of any one participant cannot be separately or individually computed.

     Pension plan benefits are based on an average of a participant's five highest years of compensation. A participant may earn a benefit for up to 35 years of accredited service. Earned benefits are 100 percent vested after five years of service. Benefit payments normally start when a participant reaches age
65. A participant with more than five years of service may elect to take early retirement benefits anytime after reaching age 55. Benefits payable under early retirement are reduced actuarially for each month prior to age 65 in which benefits begin.

     The following table indicates estimated annual benefits payable upon normal retirement for various compensation levels and years of service. Additional benefits may be earned due to integration of social security benefits. The amounts that may be earned are undeterminable until retirement.

 FIVE YEAR
  AVERAGE          YEARS OF ACCREDITED SERVICE
 OF HIGHEST    ------------------------------------
COMPENSATION     5        15        25        35
------------   ------   -------   -------   -------
  $ 20,000     $  900   $ 2,700   $ 4,500   $ 6,300
    50,000      2,250     6,750    11,250    15,750
    75,000      3,375    10,125    16,875    23,625
   100,000      4,500    13,500    22,500    31,500
   125,000      5,625    16,875    28,125    39,375
   150,000      6,750    20,250    33,750    47,750
   200,000      7,875    23,625    39,375    56,125

     The amounts calculated under the plan's benefit formula assume a monthly payment for life. A married participant will generally receive an actuarially reduced monthly payment because the participant's surviving spouse will also receive monthly payments for life after the participant's death. As of December 31, 2004, Richard J. Barz had 32 years, Dennis P. Angner had 21 years, and Timothy M. Miller had four years of credited service under the plan.

COMPENSATION AND BENEFITS COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation and Benefits Committee of the Corporation is responsible for reviewing and recommending to the Corporation's Board of Directors the compensation of the Corporation's President and its subsidiaries, benefit plans and the overall percentage increase in salaries. The committee consists of directors Strickler, Schumacher, Hole, Fabiano, Barz and Angner. Director Barz did not participate in any of the procedures which pertain to executive officers compensation and was excused from the meetings at such times. Director Angner participated in deliberations concerning compensation of other executive officers, however, was excused from the meeting at which his compensation was set.

REMUNERATION OF DIRECTORS

     The Corporation paid $750 per board meeting to its directors during 2004 and $200 per committee meeting attended. Directors of Isabella Bank and Trust were paid a $1,200 retainer, $700 per board meeting and $200 per committee meeting attended. Farmers State Bank paid a retainer of $2,000, $425 per board meeting, and $125 per committee meeting attended (provided the committee meeting was on a non-board meeting day). Directors who are officers of a subsidiary are not paid for attendance at committee meetings.

     The Corporation sponsors a deferred compensation plan for directors (the Directors' Plan). The Directors' Plan was adopted in 1984 and was substantially revised in 1989 and 1996 and was frozen as of December 31, 2004. Under the Directors' Plan, deferred directors' fees are converted on a quarterly basis into stock units of the Corporation's common stock. The fees are converted based on the purchase price for a share of the Corporation's common stock under the Corporation's Dividend Reinvestment Plan. The Plan was frozen and is under review by the board as a result of new rules with respect to these types of plans contained in the American Jobs Creation Act of 2004.

     Pursuant to the terms of the Directors' Plan, directors of the Corporation and its subsidiaries were required to defer at least 25% of their earned board fees. The amount deferred under the terms of the Directors' Plan in 2004 was $364,000, resulting in 10,323 stock units being credited to participants' accounts. As of December 31, 2004, there were 148,975 stock units credited to participants' accounts. Stock units credited to a participant's account are eligible for cash and stock dividends as payable. All amounts deferred are unsecured claims against the Corporation's general assets. The net cost of this benefit to the Corporation was $91,000 in 2004.

     Distribution from the Directors' Plan occurs when the participant terminates service with the Corporation and/or attains age 65. Distributions may take the form of shares of Corporation common stock equal to the number of stock units credited to the participant's account, cash equal to the value of the stock units on the date of distribution, or a combination of stock and cash. Any Corporation common stock issued under the Directors' Plan will be considered restricted stock under the Securities Act of 1933, as amended.

INDEBTEDNESS OF AND TRANSACTIONS WITH MANAGEMENT

     Certain directors and officers of the Corporation and members of their families were loan customers of the subsidiary Banks, or have been directors or officers of corporations, or partners of partnerships which have had transactions with the subsidiary Banks. In management's opinion, all such transactions are made in the ordinary course of business and are substantially on the same terms, including collateral and interest rates, as those prevailing at the same time for comparable transactions with other customers. These transactions do not involve more than normal risk of collectibility or present other unfavorable features. Total loans to these customers were $9,505,000 as of December 31, 2004.

                               STOCK PERFORMANCE

     The graph on the following page compares the cumulative total shareholder return on Corporation common stock for the last five years with the cumulative total return on (1) the NASDAQ Stock Market Index, which is comprised of all United States common shares traded on the NASDAQ and (2) the NASDAQ Bank Stock Index, which is comprised of bank and bank holding company common shares traded on the NASDAQ over the same period. The graph assumes the value of an investment in the Corporation and each index was $100 at December 31, 1999, and all dividends are reinvested.

                               STOCK PERFORMANCE
                             FIVE-YEAR TOTAL RETURN

                              (PERFORMANCE GRAPH)

     The dollar values for total shareholder return plotted in the graph above are shown in the table below:

                       COMPARISON OF FIVE YEAR CUMULATIVE
                    AMONG IBT BANCORP, NASDAQ STOCK MARKET,
                             AND NASDAQ BANK STOCKS

                                                             NASDAQ
YEAR                IBT BANCORP           NASDAQ             BANKS
----                -----------           ------             ------
12/31/99               100.0              100.0              100.0
12/31/00               112.0               59.6              114.7
12/31/01               125.5               50.9              126.2
12/31/02               149.0               35.0              131.9
12/31/03               173.2               52.8              171.4
12/31/04               203.0               58.0              190.6

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of March 1, 2005 as to the common stock of the Corporation owned of record or beneficially by any person who is known to the Corporation to be the beneficial owner of more than 5% of the common stock of the Corporation.

                                                 AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                              -----------------------------------------------
                                               SOLE VOTING     SHARED VOTING    PERCENTAGE OF
                                              AND INVESTMENT   AND INVESTMENT   COMMON STOCK
NAME AND ADDRESS OF OWNER                         POWERS           POWERS        OUTSTANDING
-------------------------                     --------------   --------------   -------------
James J. McGuirk............................     308,926            --              6.31%
P.O. Box 222
Mt. Pleasant, MI

     The following table sets forth certain information as of March 1, 2005 as to the common stock of the Corporation owned beneficially by each director and director nominee, by each named executive officer, and by all directors, director nominees and executive officers of the Corporation as a group.

                                                 AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                              -----------------------------------------------
                                               SOLE VOTING     SHARED VOTING    PERCENTAGE OF
                                              AND INVESTMENT   AND INVESTMENT   COMMON STOCK
NAME OF OWNER                                     POWERS           POWERS        OUTSTANDING
-------------                                 --------------   --------------   -------------
Dennis P. Angner*...........................       9,170               80           0.19%
Richard J. Barz*............................      10,488               --           0.22%
Sandra L. Caul..............................                        7,742           0.16%
James C. Fabiano............................     203,098               --           4.15%
David W. Hole...............................          --           14,195           0.29%
W. Joseph Manifold..........................         253               --           0.01%
Timothy M. Miller...........................          26            1,036           0.02%
Ronald E. Schumacher........................          --           14,222           0.29%
William J. Strickler........................      60,986            2,877           1.30%
Dale D. Weburg..............................      48,572               --           0.99%
David J. Maness.............................         102               --             --
All Directors, nominees and Executive
  Officers as a Group.......................     332,695           40,152           7.62%

---------------

* Trustees of the ESOP who vote ESOP stock.

AS TO OTHER BUSINESS WHICH MAY COME BEFORE THE MEETING

     Management of the Corporation does not intend to bring any other business before the meeting for action. However, if any other business should be presented for action, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their judgment on such business.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee is reviewing the appointment of independent auditors of the Corporation for the year ending December 31, 2005.

     A representative of Rehmann Robson, P.C., is expected to be present at the Annual Meeting of Shareholders to respond to appropriate questions from shareholders and to make any comments they believe appropriate.

FEES FOR PROFESSIONAL SERVICES PROVIDED BY REHMANN ROBSON P.C.

     The following table shows the aggregate fees billed by Rehmann Robson P.C. for audit and other services provided to the Corporation for 2004 and 2003.

                                                                2004       2003
                                                              --------   --------
Audit Fees..................................................  $ 72,750   $ 65,100
Audit Related Fees..........................................    29,900     18,500
Tax Fees....................................................    24,195     31,320
Other Professional Services Fees............................    31,029     51,510
                                                              --------   --------
  Total.....................................................  $157,874   $166,430
                                                              ========   ========

     The audit fees were for performing the audit of the Corporation's consolidated annual financial statements, review of interim quarterly financial statements included in the Corporation's Forms 10-Q, and services that are normally provided by Rehmann Robson P.C. in connection with statutory and regulatory filings or engagements.

     The audit related fees were for professional services provided in conjunction with expanded allowance for loan loss evaluation and various SEC matters.

     The tax fees were for the preparation of the Corporation and its subsidiaries' state and federal tax returns and for consultation with the Corporation on various tax matters.

     Other professional service fees were for, information security review, Federal Home Loan Bank required procedures, strategic planning consultation, and out of pocket costs. The Audit Committee has considered whether the services provided by Rehmann Robson P.C., other than the audit fees, is compatible with maintaining Rehmann Robson P.C. independence and believes that the other services provided are compatible.

PRE-APPROVAL POLICIES AND PROCEDURES

     All audit and non-audit services to be performed by Rehmann Robson P.C. must be approved in advance by the Audit Committee. As permitted by the SEC's rules, the Audit Committee has authorized its Chairman to pre-approve audit, audit-related, tax and non-audit services, provided that such approved service is reported to the full Audit Committee at its next meeting.

     As early as practicable in each calendar year, the independent auditor provides to the Audit Committee a schedule of the audit and other services that the independent auditor expects to provide or may provide during the next twelve months. The schedule will be specific as to the nature of the proposed services, the proposed fees, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline the proposed services. Upon approval, this schedule will serve as the budget for fees by specific activity or service for the next twelve months.

     A schedule of additional services proposed to be provided by the independent auditor, or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for their consideration and approval at any time. The schedule will be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline authorization for each proposed new service.

     Applicable SEC rules and regulations permit waiver of the pre-approval requirements for services other than audit, review or attest services if certain conditions are met. Out of the services characterized above as Audit-Related, Tax and Professional Services, none were billed pursuant to these provisions in 2004 and 2003 without pre-approval.

                             SHAREHOLDER PROPOSALS

     Any proposals which shareholders of the Corporation intend to present at the next annual meeting of the Corporation must be received before December 5, 2005 to be considered for inclusion in the Corporation's proxy statement and proxy for that meeting. Proposals should be made in accordance with Securities and Exchange Commission Rule 14a-8.

                         COMMUNICATIONS WITH THE BOARD

     Shareholders may communicate with the Corporation's Board of Directors by sending written communications to the Corporation's Secretary, IBT Bancorp, Inc., 200 East Broadway, Mount Pleasant, Michigan 48858. Communications will be forwarded to the Board of Directors or the appropriate committee, as soon as practicable.

          DIRECTORS' ATTENDANCE AT THE ANNUAL MEETING OF SHAREHOLDERS

     The Corporation's directors are encouraged to attend the annual meeting of shareholders. At the 2004 annual meeting, all directors were in attendance.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and certain officers and persons who own more than ten percent of the Corporation's common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Corporation's common stock. These officers, directors, and greater than ten percent shareholders are required by SEC regulation to furnish the Corporation with copies of these reports.

     To the Corporation's knowledge, based solely on review of the copies of such reports furnished to the Corporation, during the year ended December 31, 2004 all Section 16(a) filing requirements were satisfied, with respect to the applicable officers, directors, and greater than 10 percent beneficial owners.

                                 OTHER MATTERS

     The cost of soliciting proxies will be borne by the Corporation. In addition to solicitation by mail, officers and other employees of the Corporation may solicit proxies by telephone or in person, without compensation other than their regular compensation.

                                          By order of the Board of Directors

                                          /s/ Mary Ann Breuer
                                          Mary Ann Breuer, Secretary

                                                                      APPENDIX A

                            (IBT BANCORP, INC. LOGO)

                                 CHARTER OF THE
                             AUDIT COMMITTEE OF THE
                             BOARD OF DIRECTORS OF
                               IBT BANCORP, INC.

I.  ORGANIZATION

     The members of the Audit Committee are appointed annually by the Board of Directors (the "Board") of IBT Bancorp, Inc. (the "Corporation") from among the Corporation's directors. The members shall serve until their successors are duly elected and qualified by the Board. The Board determines the number of members on the Audit Committee from time to time, but the number will not be less than the minimum number prescribed by applicable law or the Corporation's Bylaws. In no event will such number of members be less than five (5). Audit Committee members must fully satisfy independence and experience requirements as prescribed by Rule 4200(a) (15) of the National Association of Securities Dealers' listing standards, Section 10A of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission ("SEC"), and the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") and applicable rules and regulations there under. In general, these rules require that the Audit Committee member not have any relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

     At least one member of the Audit Committee shall be a "financial expert" as defined by the rules of the SEC (a copy of this definition is attached). In general, to be considered a "financial expert", an audit committee member must have the following attributes:

     - An understanding of generally accepted accounting principles ("GAAP") and financial statements;

     - The ability to assess the general application of GAAP in connection with the accounting for estimates, accruals and reserves;

     - Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Corporation's financial statements, or experience actively supervising one or more persons engaged in such activities;

     - An understanding of internal controls and procedures for financial reporting; and

     - An understanding of audit committee functions.

     All members of the Audit Committee shall have a strong level of accounting or financial acumen and shall be able to read and understand fundamental financial statements at the time of their appointment to the Audit Committee. No member of the Audit Committee may be an "affiliated person" of the Corporation or any of its subsidiaries (as defined in the federal securities laws). In general, an affiliated person is a person who is an employee of the Corporation or who was an employee of the corporation within the three previous years.

     Director's fees are the only compensation that an Audit Committee member may receive directly or indirectly from or on behalf of the Corporation.

     The Board will appoint one of the members of the Audit Committee to serve as Audit Committee Chair. The Audit Committee may also appoint a Secretary, who need not be a director.

     The Audit Committee has the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Audit Committee shall also have the authority, to the extent it deems necessary or appropriate, to ask the Corporation to provide the Audit Committee with the support of one or more Corporation employees to assist it in carrying out its duties. The Corporation shall provide for appropriate funding, as determined solely by the Audit Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report and to any other advisors employed by the Audit Committee, and for the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties. The Audit Committee may request any officer or employee of the Corporation or the Corporation's outside counsel, independent auditors or other advisors to attend a meeting of the Audit Committee or to meet with any members of, or consultant to, the Audit Committee.

     The Audit Committee is directly and solely responsible for the appointment, compensation, and oversight of the work of the independent auditor (including resolution of disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors shall report directly to the Audit Committee.

     The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, outside auditors, government agencies, and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the senior management of the Corporation.

II.  STATEMENT OF POLICY AND PURPOSE OF THE AUDIT COMMITTEE

     The Audit Committee shall provide assistance to the Board by monitoring:

          1) the integrity of the financial statements of the Corporation;

          2) the independent auditors' qualifications and independence;

          3) the performance of the Corporation's and its subsidiaries' internal audit function and independent auditors;

          4) the Corporation's system of internal controls;

          5) the Corporation's financial reporting and system of disclosure controls; and

          6) the compliance by the Corporation with legal and regulatory requirements and with the Corporation's Code of Business Conduct and Ethics.

     The Audit Committee shall prepare the Audit Committee report required by the rules of the SEC to be included in the Corporation's annual proxy statement.

     The Audit Committee's job is one of oversight as set forth in this charter. It is not the duty of the Audit Committee to prepare the Corporation's financial statements, to plan or conduct audits, or to determine that the Corporation's financial statements are complete and accurate and are in accordance with GAAP. The Corporation's management is responsible for preparing the Corporation's financial statements and for maintaining internal controls, and the independent auditors are responsible for auditing the financial statements. Nor is it the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations and the Corporation's Code of Business Conduct and Ethics.

III.  RESPONSIBILITIES OF THE AUDIT COMMITTEE

  A.  CHARTER REVIEW

     1. Review and reassess the adequacy of this charter at least annually and recommend to the Board any proposed changes to this charter; and

     2. Publicly disclose the charter and any such amendments at the times and in the manner as required by the SEC and/or any other regulatory body having authority over the Corporation.

  B.  FINANCIAL REPORTING/INTERNAL CONTROLS

     1. Review and discuss with the internal auditors and the independent auditors their respective annual audit plans, reports and the results of their respective audits;

     2. Review and discuss with management and the independent auditors the Corporation's quarterly financial statements and its Form 10-Q (prior to filing the same as required by the Exchange Act), including disclosures made in the section regarding management's discussion and analysis, the results of the independent auditors' reviews of the quarterly financial statements, and determine whether the quarterly financial statements should be included in the Corporation's Form 10-Q;

     3. Review and discuss with management and the independent auditors the Corporation's annual audited financial statements and its Form 10-K (prior to filing the same as required by the Exchange Act), including disclosures made in the section regarding management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Corporation's Form 10-K;

     4. Review and discuss with management, and where appropriate, the independent auditors, the Corporation's financial disclosures in its registration statements, press releases, earnings releases, current reports, real time disclosures, or other public disclosures before the same are filed, posted, disseminated or released, including the use of "pro forma" or "adjusted" non-GAAP information, all reconciliations of the same, and any earnings guidance, as well as all financial information provided to rating agencies and/or securities analysts including presentations at industry, investor or other conferences;

     5. Review and discuss with the Corporation's Chief Executive Officer and Chief Financial Officer all matters such officers are required to certify in connection with the Corporation's Form 10-Q and 10-K or other filings or reports;

     6. Discuss with management and the independent auditors, significant financial reporting issues and judgments made in connection with the preparation of the Corporation's financial statements, including any significant changes in the Corporation's selection or application of accounting principles, the development, selection and disclosure of critical accounting estimates and principles and the use thereof, and analyses of the effect of alternative assumptions, estimates, principles or GAAP methods on the Corporation's financial statements;

     7. Discuss with management and the independent auditors the effect of regulatory and accounting initiatives and off-balance sheet transactions on the Corporation's financial statements, conditions or results and any necessary disclosures related thereto;

     8. Discuss with management the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation's risk assessment and risk management policies;

     9. Discuss with management, the Corporation's major components of internal control over financial reporting and steps management has taken to ensure adequate internal control over financial reporting exists.

     10. Discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61. These matters include:

      - The auditor's responsibility under generally accepted auditing standards.

      - Significant accounting polices.

      - Management judgments and accounting estimates.

      - Audit adjustments.

      - The auditor's judgments about the quality of the Corporation's accounting principles.

      - Other information in documents containing audited financial statements.

      - Disagreements with management.

      - Consultation with other accountants.

      - Major issues discussed with management prior to retention.

      - Difficulties encountered in performing the audit.

     11. Discuss with the independent auditors any deficiencies in internal control over financial reporting as required by Auditing Standards No. 2.

     12. Confirm that the Corporation's independent auditors report to the Audit Committee all of the Corporation's critical accounting policies and procedures and alternative accounting treatments of financial information within GAAP that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditors;

     13. Confirm that the Corporation's independent auditors share with the Audit Committee all material written communication between the auditors and management;

     14. Discuss with the Corporation's independent auditors, internal auditors, and management their assessments of the adequacy of the Corporation's internal controls and disclosure controls and procedures;

     15. Assess whether management is resolving any internal control weaknesses diligently;

     16. Discuss with the Corporation's independent auditors, internal auditors and management as appropriate the Corporation's FDICIA internal controls report and the attestation of the Corporation's independent auditors to the same;

     17. Discuss with the Corporation's independent auditors, internal auditors and management as appropriate any weaknesses or deficiencies that any of the foregoing have identified relating to financial reporting, internal controls or other related matters and their proposals for rectifying such weaknesses or deficiencies;

     18. Monitor the Corporation's progress in promptly addressing and correcting any and all identified weaknesses or deficiencies in financial reporting, internal controls or related matters;

     19. Receive periodic reports from the independent auditors and appropriate officers of the Corporation on significant accounting or reporting developments proposed by the Financial Accounting Standards Board or the SEC that may impact the Corporation; and

     20. Receive periodic reports from independent auditors and appropriate officers of the Corporation on significant financial reporting, internal controls or other related matters of the Corporation's subsidiaries.

  C.  INDEPENDENT AUDITORS

     1. Retain, terminate, compensate, review and oversee the work of the independent auditors (including resolution of disagreements between management and the auditors regarding financial reporting);

     2. The outside auditor is ultimately responsible to the Board of Directors and the Audit Committee, as representatives of the shareholders. In connection with this duty, the Committee shall receive on an annual basis a written statement from the outside auditor detailing all relationships between the outside auditor and the Corporation;

     3. Review the experience, rotation and qualifications of the senior members of the independent auditors' team;

     4. Monitor the independence, qualifications and performance of the independent auditors including, but not limited to, consideration of whether the provision of any non-audit services is compatible with maintaining the auditors' independence, and taking into account the opinions of management and the internal auditors;

     5. Meet with the independent auditors prior to each annual audit to discuss the planning and staffing of the audit;

     6. Pre-approve all auditing services and permitted non-audit services to be performed for the Corporation by the independent auditors or any other auditing or accounting firm, except as provided in this paragraph. In no event shall the independent auditors perform any non-audit services for the Corporation which are prohibited by Section 10A(g) of the Exchange Act or the rules of the SEC or the Public Corporation Accounting Oversight Board (or other similar body as may be established from time to time). Examples of the types of services that are generally prohibited include:

      - Bookkeeping or other services related to the accounting records or financial statements of the audit client;

      - Financial information systems design and implementation;

      - Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

      - Actuarial services;

      - Internal audit outsourcing services;

      - Management functions or human resources;

      - Broker or dealer, investment adviser, or investment banking services;

      - Legal services and expert services unrelated to the audit; and

      - Any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

     7. The Audit Committee shall establish general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and shall review such guidelines with the Board. Pre-approval may be granted by action of the full Audit Committee or, in the absence of such Audit Committee action, by the Audit Committee Chair whose action shall be considered to be that of the entire Audit Committee. Pre-approval shall not be required for the provision of non-audit services if
(i) the aggregate amount of all such non-audit services constitutes no more than 5% of the total amount of revenues paid by the Corporation to the auditors during the fiscal year in which the non-audit services are provided, (ii) such services were not recognized by the Corporation at the time of engagement to be non-audit services, and (iii) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. Approval of a non-audit service to be performed by the auditors and, if applicable, the guidelines pursuant to which such services were approved, shall be disclosed when required as promptly as practicable in the Corporation's quarterly or annual reports required by Section 13(a) of the Exchange Act;

     8. Oversee the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit at least once every five years and considering whether, in order to assure continuing auditor independence, it is appropriate to rotate the auditing firm itself from time to time;

     9. Recommend to the Board, policies for the Corporation's hiring of employees or former employees of the independent auditors who participated in any capacity in an audit of the Corporation, including in particular the prohibition on employment under Section 10A (1) of the Exchange Act as chief executive officer, controller, chief financial officer, chief accounting officer, or any person serving in an equivalent position for the Corporation, during the preceding one-year period; and

     10. Ensure that the independent auditors have access to all necessary Corporation personnel, records or other resources.

  D.  INTERNAL AUDIT FUNCTION

     1. Review and oversee the appointment, performance and replacement of the senior internal audit executive;

     2. Review and approve any plan to outsource the internal audit function and if so approved, review and oversee the appointment, performance and replacement of the auditors.

     3. Review the internal audit plan and assess whether it is consistent with the Corporation's needs;

     4. To the extent applicable, review the significant reports to management prepared by the internal auditing department and management's responses;

     5. Review and discuss with the internal auditors the results of their work (including their audit report) as well as their control risk assessment;

     6. Ensure that internal auditors do not have responsibilities that conflict with their monitoring role;

     7. Discuss with the independent auditors and approve the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit;

     8. Ensure that internal auditors adhere to professional standards and receive adequate training annually; and

     9. Ensure that the internal auditors have access to all necessary Corporation resources.

  E.  COMPLIANCE OVERSIGHT

     1. Discuss with management and the internal auditors the Corporation's processes regarding compliance with applicable laws and regulations and with the Corporation's Code of Business Conduct and Ethics, obtain information from management, the Corporation's senior internal auditing executive and the independent auditors regarding compliance by the Corporation and its subsidiary/affiliated entities with applicable legal requirements and the Corporation's Code of Business Conduct and Ethics and from time to time advise the Board with respect to the same.

     2. Obtain from the independent auditors any reports required to be furnished to the Audit Committee under Section 10A of the Exchange Act or an assurance that Section 10A of the Exchange Act has not been implicated (Section 10A requires the independent auditors to report certain illegal acts. In addition, Section 10A addresses reports of critical accounting policies and practices used, alternative treatments of financial information within GAAP that have been discussed with management and other material written communications between the independent auditors and management);

     3. Review procedures designed to identify related party transactions that are material to the financial statements or otherwise require disclosure;

     4. Establish procedures and require the Corporation to obtain or provide the necessary resources and mechanisms for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;

     5. Discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Corporation's financial statements or accounting policies or compliance with the Corporation's Code of Business Conduct and Ethics; and

     6. Discuss with the Corporation's general counsel legal matters that may have a material impact on the financial statements and that may have an impact on the Corporation's compliance policies.

  F.  GENERAL

     1. Meet as often as the Audit Committee or the Audit Committee Chair determines, but not less frequently than quarterly;

     2. On a regular basis, as appropriate, meet separately with management (especially the Chief Financial Officer), the internal auditors, and with the independent auditors;

     3. Report to the Board on the Audit Committee's activities at each Board meeting;

     4. Maintain minutes or other records of the Audit Committee's meetings and activities;

     5. Review and assess the quality and clarity of the information provided to the Audit Committee and make recommendations to management, and the independent auditors as the Audit Committee deems appropriate from time to time for improving such materials;

     6. Form and delegate authority to subcommittees or members when appropriate;

     7. Prepare, or oversee the preparation of, the Audit Committee report to be included in the Corporation's proxy statement when and as required by the rules of the SEC; and

     8. Annually review the performance of the Audit Committee.

     In performing their duties and responsibilities, Audit Committee members are entitled to rely in good faith on information, opinions, reports or statements prepared or presented by:

      - One or more officers or employees of the Corporation whom the Audit Committee member reasonably believes to be reliable and competent in the matters presented;

      - Counsel, independent auditors, or other persons as to matters which the Audit Committee member reasonably believes to be within the professional or expert competence of such person; or

      - Another committee of the Board as to matters within its designated authority which committee the Audit Committee member reasonably believes to merit confidence.

Approved by Audit Committee: December 13, 2004
Approved by Board of Directors: February 22, 2005
Last reviewed: February 22, 2005

                                                                      APPENDIX B

                               IBT BANCORP, INC.
                      NOMINATING AND CORPORATE GOVERNANCE
                               COMMITTEE CHARTER

PURPOSE

     The primary objectives of the Nominating and Corporate Governance Committee of the Board of Directors of IBT Bancorp, Inc. are to identify individuals qualified to become Board members, and to recommend that the Board elect the director nominees for the next annual meeting of shareholders or to elect such directors in the interim; to lead in the annual review of Board performance; and to engage in such other activities as may be delegated to the Committee from time to time by the Board of Directors.

MEMBERSHIP

     The Committee shall be comprised of no fewer than 3 members, all independent under NASD Rule 4200 (s)(15) and shall satisfy such other requirements as shall be provided in the Corporation's Bylaws or as the Board shall otherwise determine.

     The members of the Committee and the Committee Chair shall be appointed, and may be replaced, by the Board upon consideration of the recommendations of the Nominating Committee. Changes in Committee composition and leadership shall be considered at the annual organizational meeting of the Board. However, the Board reserves the authority to make changes to Committee composition and leadership at any time. Committee members and the Chair shall serve until they are replaced, they resign, or their successors are duly elected and qualified.

MEETINGS

     The Committee shall meet as often as may be deemed necessary or appropriate, but no fewer than 2 times annually. The Committee may ask members of management or others to attend meetings or to provide relevant information. The Committee shall periodically meet in executive session absent management.

     The Nominating and Corporate Governance Committee shall maintain a high degree of independence both in establishing its agenda and directly accessing various members of management.

RESPONSIBILITIES AND DUTIES

     The Committee shall be responsible for matters related to service on the Board of Directors of the Corporation and associated issues of corporate governance. To fulfill its responsibilities, the Committee shall:

          1. Review with the Board the criteria for Board membership.

          2. Review the qualifications of individuals for consideration as director candidates and recommend individual director candidates for election. Among the qualifications considered in the selection of candidates: business skills and experiences, prominence and reputation in their profession, a broad business and social perspective, concern for the long-term interests of the shareholders, and personal integrity and sound judgment. In addition, directors must have time available to devote to Board activities.

          3. Prior to each annual meeting of shareholders, recommend to the Board of Directors the individuals to constitute the nominees of the Board of Directors, for whom the Board will solicit proxies.

          4. Recommend to the Board of Directors candidates to fill any vacancies on the Board of Directors.

          5. Be responsible for the orientation process for new Directors and advising independent Directors on suggestions for their continuing education.

          6. Make recommendations annually to the Board as to the independence of Directors as defined by the Corporation's Bylaws and the NASD and SEC.

          7. After consultation with the Chairman and Chief Executive Officer, formally review each Director's continuation on the Board prior to their nomination for re-election.

          8. After consultation with the Chairman and Chief Executive Officer and taking into consideration the preference of individual directors, recommend to the Board the membership, including the chair, of each standing committee.

          9. In consultation with the Chairman and Chief Executive Officer, assure review at Board meetings of topics suggested by Directors.

          10. Periodically review and recommend to the Board revisions, as appropriate, to the Board's Code of Business Conduct and Ethics and other corporate governance guidelines.

          11. Receive comments from all Directors and review annually the overall effectiveness of the Board and recommend improvements where warranted.

          12. Periodically review the adequacy of this Charter.

          13. Regularly report on Committee activities and findings to the Board.

          14. Have and exercise such other powers, authority and responsibilities as may be determined by the Board of Directors.

          15. Nominate Directors for the Board of Directors of IBT Title, and the Board of Directors of FGIS (Financial Group Information Services).

     The responsibilities and duties set forth above are meant to serve as a guide, with the understanding that the Committee may diverge from the specific duties enumerated as necessary or appropriate given the circumstances.

COMMITTEE AUTHORITY

     The Committee shall undertake any other action or exercise such other powers, authority and responsibilities as necessary or appropriate to the discharge of the responsibilities and duties set forth in this Charter or the Corporation's Bylaws, or otherwise required by other applicable laws, rules or regulations, or as shall otherwise be determined by the Board.

     In discharging its responsibilities and duties, the Committee is empowered to investigate any matter brought to its attention that it determines to be within the scope of its authority with full access to all books, records, facilities and personnel of the Corporation. The Committee has the power to retain outside counsel or other consultants or experts for this purpose, or to advise the Committee, and shall receive funding from the Corporation to engage such advisors.

     The Committee shall have the sole authority to retain (and terminate), set retention terms and approve the fees of any search firm used to identify director candidates or any outside counsel or advisor it seeks to provide such advice as the Committee shall deem necessary to the discharge of its responsibilities and duties.

     The Committee may delegate authority to individuals or subcommittees when it deems appropriate. However, in delegating authority it shall not absolve itself from the responsibilities it bears under the terms of this Charter.

     Approved by Nominating & Corporate Governance Committee: 01/11/05 Approved by Board of Directors: 01/25/05

                               IBT BANCORP, INC.

                          FINANCIAL INFORMATION INDEX

 PAGE                             DESCRIPTION
 ----                             -----------
          Summary of Selected Financial Data
24
          Report of Independent Registered Public Accounting Firm
25
          Consolidated Financial Statements
26 - 30
          Notes to Consolidated Financial Statements
31 - 53
          IBT Financial Review
54
          Common Stock and Dividend Information
68

                       SUMMARY OF SELECTED FINANCIAL DATA

                                            2004       2003       2002       2001       2000
                                          --------   --------   --------   --------   --------
                                              (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA
  Total interest income.................  $ 33,821   $ 35,978   $ 38,161   $ 40,798   $ 38,754
  Net interest income...................    23,364     23,528     22,905     21,538     20,352
  Provision for loan losses.............       735      1,455      1,025        770        565
  Net income............................     6,645      7,205      6,925      6,066      5,431
BALANCE SHEET DATA
  End of year assets....................  $678,034   $664,079   $652,717   $592,143   $540,897
  Daily average assets..................   675,157    659,323    623,507    566,547    516,145
  Daily average deposits................   567,145    563,600    549,970    494,847    452,664
  Daily average loans/net...............   430,854    399,008    390,613    399,239    380,392
  Daily average equity..................    70,787     65,770     59,540     54,787     50,506
PER SHARE DATA(1)
  Net income............................  $   1.36   $   1.50   $   1.46   $   1.29   $   1.16
  Cash dividends........................      0.63       0.60       0.55       0.50       0.45
  Book value (at year end)..............     14.83      14.23      13.30      12.09      11.08
FINANCIAL RATIOS
  Shareholders' equity to assets (year
     end)...............................     10.71%     10.38%      9.71%      9.60%      9.60%
  Net income to average equity..........      9.39      10.95      11.63      11.07      10.75
  Cash dividend payout to net income....     46.20      39.99      37.33      38.36      38.30
  Net income to average assets..........      0.98       1.09       1.11       1.07       1.05

                                                2004                                2003
                                  ---------------------------------   ---------------------------------
                                   4TH      3RD      2ND      1ST      4TH      3RD      2ND      1ST
                                  ------   ------   ------   ------   ------   ------   ------   ------
Quarterly Operating Results:
  Total interest income.........  $8,563   $8,415   $8,393   $8,450   $8,560   $9,035   $9,119   $9,264
  Interest expense..............   2,659    2,562    2,566    2,670    2,819    3,070    3,238    3,323
  Net interest income...........   5,904    5,853    5,827    5,780    5,741    5,965    5,881    5,941
  Provision for loan losses.....     150      120      225      240      688      222      333      212
  Noninterest income............   1,963    2,063    2,199    1,940    1,927    2,891    2,973    2,954
  Noninterest expenses..........   5,724    5,502    5,477    5,568    5,819    5,809    5,879    6,071
  Net income....................   1,663    1,749    1,756    1,477    1,222    2,085    1,956    1,942
Per Share of Common Stock:(1)
  Net income....................  $ 0.34   $ 0.36   $ 0.36   $ 0.30   $ 0.25   $ 0.43   $ 0.41   $ 0.41
  Cash dividends................    0.30     0.11     0.11     0.11     0.30     0.10     0.10     0.10
  Book value....................   15.01    14.86    14.57    14.30    14.23    14.21    14.15    13.69

---------------

(1) Retroactively restated for the 10% stock dividend paid on February 19, 2004.

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
IBT Bancorp, Inc.
Mt. Pleasant, Michigan

     We have audited the accompanying consolidated balance sheets of IBT Bancorp, Inc. as of December 31, 2004 and 2003, and the related consolidated statements of changes in shareholders' equity, income, comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2004. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of IBT Bancorp, Inc. as of December 31, 2004 and 2003, and the consolidated results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States.

     We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of IBT Bancorp, Inc.'s internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control -- Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission
(COSO), and our report dated March 11, 2005, expressed an unqualified opinion on management's assessment of internal control over financial reporting and an unqualified opinion on the effectiveness of internal control over financial reporting.

                                          /s/ Rehmann Robson P.C.

                                          Rehmann Robson P.C.

Saginaw, Michigan
February 15, 2005

                          CONSOLIDATED BALANCE SHEETS

                                                                    DECEMBER 31
                                                              -----------------------
                                                                 2004         2003
                                                              ----------   ----------
                                                              (DOLLARS IN THOUSANDS)
                                       ASSETS
Cash and cash equivalents...................................   $ 20,760     $ 25,918
Federal funds sold..........................................         --        5,300
                                                               --------     --------
  CASH AND CASH EQUIVALENTS.................................     20,760       31,218
Investment securities
     Securities available for sale (amortized cost of
      $161,561 in 2004 and $166,730 in 2003)................    162,030      169,832
     Securities held to maturity (fair value of $537 in 2004
      and $1,349 in 2003)...................................        523        1,312
                                                               --------     --------
     TOTAL INVESTMENT SECURITIES............................    162,553      171,144
Mortgage loans available-for-sale...........................      2,339        4,315
Loans (net of the allowance for loan losses)................    446,451      415,655
Premises and equipment......................................     18,533       15,785
Bank-owned life insurance...................................     10,168       10,029
Accrued interest receivable.................................      4,315        4,534
Acquisition intangibles and goodwill, net...................      3,347        3,440
Other assets................................................      9,568        7,959
                                                               --------     --------
       TOTAL ASSETS.........................................   $678,034     $664,079
                                                               ========     ========

                        LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
     Noninterest bearing....................................   $ 65,736     $ 67,760
     NOW accounts...........................................    101,362      117,560
     Certificates of deposit and other savings..............    323,954      312,914
     Certificates of deposit over $100......................     72,824       69,473
                                                               --------     --------
          TOTAL DEPOSITS....................................    563,876      567,707
Other borrowed funds........................................     30,982       18,053
Accrued interest and other liabilities......................     10,582        9,383
                                                               --------     --------
       TOTAL LIABILITIES....................................    605,440      595,143
Shareholders' equity
     Common stock -- no par value; 10,000,000 shares
      authorized; 4,896,412 shares issued and outstanding
      (4,403,404 shares at December 31, 2003)...............     66,908       47,491
Retained earnings...........................................      6,590       20,623
Accumulated other comprehensive (loss) income...............       (904)         822
                                                               --------     --------
     TOTAL SHAREHOLDERS' EQUITY.............................     72,594       68,936
                                                               --------     --------
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY........   $678,034     $664,079
                                                               ========     ========

  The accompanying notes are an integral part of these consolidated financial statements.

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                                                  YEAR ENDED DECEMBER 31
                                                           ------------------------------------
                                                              2004         2003         2002
                                                           ----------   ----------   ----------
                                                                  (DOLLARS IN THOUSANDS)
NUMBER OF SHARES OF COMMON STOCK OUTSTANDING
  Balance at beginning of year...........................  $4,403,404   $4,336,283   $3,884,985
  10% stock dividend.....................................     440,191           --      388,758
  Issuance of common stock...............................      57,388       70,340       81,326
  Common stock repurchased...............................      (4,571)      (3,219)     (18,786)
                                                           ----------   ----------   ----------
       BALANCE END OF YEAR...............................   4,896,412    4,403,404    4,336,283
                                                           ==========   ==========   ==========
COMMON STOCK
  Balance at beginning of year...........................      47,491       45,610       31,017
  10% stock dividend.....................................      17,608           --       12,829
  Issuance of common stock...............................       2,001        2,008        2,383
  Common stock repurchased...............................        (192)        (127)        (619)
                                                           ----------   ----------   ----------
       BALANCE END OF YEAR...............................      66,908       47,491       45,610
RETAINED EARNINGS
  Balance at beginning of year...........................      20,623       16,299       24,788
  Net income.............................................       6,645        7,205        6,925
  10% stock dividend.....................................     (17,608)          --      (12,829)
  Cash dividends ($0.63 per share in 2004, $0.60 in 2003,
     and $0.55 in 2002)..................................      (3,070)      (2,881)      (2,585)
                                                           ----------   ----------   ----------
       BALANCE END OF YEAR...............................       6,590       20,623       16,299
ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)
  Balance at beginning of year...........................         822        1,548        1,023
  Other comprehensive (loss) income......................      (1,726)        (726)         525
                                                           ----------   ----------   ----------
       BALANCE END OF YEAR...............................        (904)         822        1,548
                                                           ----------   ----------   ----------
     TOTAL SHAREHOLDERS' EQUITY END OF YEAR..............  $   72,594   $   68,936   $   63,457
                                                           ==========   ==========   ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                   YEAR ENDED DECEMBER 31
                                                              ---------------------------------
                                                                2004        2003        2002
                                                              ---------   ---------   ---------
                                                              (DOLLARS IN THOUSANDS EXCEPT PER
                                                                         SHARE DATA)
INTEREST INCOME
  Loans, including fees.....................................   $27,801     $29,193     $31,527
  Investment securities
     Taxable................................................     3,841       4,588       4,362
     Tax exempt.............................................     2,116       2,004       1,849
  Federal funds sold and other..............................        63         193         423
                                                               -------     -------     -------
       TOTAL INTEREST INCOME................................    33,821      35,978      38,161
                                                               -------     -------     -------
INTEREST EXPENSE
  Deposits..................................................     9,391      11,610      14,578
  Borrowings................................................     1,066         840         678
                                                               -------     -------     -------
       TOTAL INTEREST EXPENSE...............................    10,457      12,450      15,256
                                                               -------     -------     -------
       NET INTEREST INCOME..................................    23,364      23,528      22,905
Provision for loan losses...................................       735       1,455       1,025
                                                               -------     -------     -------
       NET INTEREST INCOME AFTER PROVISION FOR LOAN
          LOSSES............................................    22,629      22,073      21,880
NONINTEREST INCOME
  Service charges and fees..................................     4,735       5,141       2,681
  Title insurance revenue...................................     1,957       2,340       2,221
  Gain on sale of mortgage loans............................       477       2,091       1,762
  Other.....................................................       996       1,173       1,439
                                                               -------     -------     -------
       TOTAL NONINTEREST INCOME.............................     8,165      10,745       8,103
NONINTEREST EXPENSES
  Compensation and benefits.................................    12,685      13,345      11,307
  Occupancy.................................................     1,504       1,471       1,422
  Furniture and equipment...................................     2,484       2,560       2,277
  Charitable donations......................................       109       1,158         815
  Other.....................................................     5,489       5,044       4,951
                                                               -------     -------     -------
       TOTAL NONINTEREST EXPENSES...........................    22,271      23,578      20,772
                                                               -------     -------     -------
       INCOME BEFORE FEDERAL INCOME TAXES...................     8,523       9,240       9,211
  Federal income taxes......................................     1,878       2,035       2,286
                                                               -------     -------     -------
          NET INCOME........................................   $ 6,645     $ 7,205     $ 6,925
                                                               =======     =======     =======
Net income per basic share of common stock..................   $  1.36     $  1.50     $  1.46
                                                               =======     =======     =======

  The accompanying notes are an integral part of these consolidated financial statements.

                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

                                                                YEAR ENDING DECEMBER 31
                                                              ---------------------------
                                                               2004      2003      2002
                                                              -------   -------   -------
                                                                (DOLLARS IN THOUSANDS)
NET INCOME..................................................  $ 6,645   $ 7,205   $ 6,925
                                                              -------   -------   -------
Other comprehensive (loss) income before income taxes
  Unrealized (losses) gains on securities available for sale
  Unrealized holding (loss) gain arising during year........   (2,527)   (1,223)    2,861
     Reclassification adjustment for realized gain included
       in net income........................................     (106)      (85)       (2)
     Minimum pension liability adjustment...................       18       208    (2,063)
                                                              -------   -------   -------
Other comprehensive (loss) income before income tax benefit
  (expense).................................................   (2,615)   (1,100)      796
Income tax benefit (expense) related to other comprehensive
  (loss) income.............................................      889       374      (271)
                                                              -------   -------   -------
OTHER COMPREHENSIVE (LOSS) INCOME...........................   (1,726)     (726)      525
                                                              -------   -------   -------
     COMPREHENSIVE INCOME...................................  $ 4,919   $ 6,479   $ 7,450
                                                              =======   =======   =======

  The accompanying notes are an integral part of these consolidated financial statements.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                  YEAR ENDED DECEMBER 31
                                                              ------------------------------
                                                                2004       2003       2002
                                                              --------   --------   --------
                                                                  (DOLLARS IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income................................................  $  6,645   $  7,205   $  6,925
  Reconciliation of net income to net cash provided by
     operations Provision for loan losses...................       735      1,455      1,025
     Depreciation...........................................     1,552      1,703      1,647
     Net amortization on investment securities..............     1,558      1,592      1,006
     Realized gain on sales of investment securities........      (106)       (85)        (2)
     Amortization and impairment of mortgage servicing
       rights...............................................       135        643        994
     Increase in cash surrender value of life insurance.....      (427)      (608)      (472)
     Amortization of acquisition intangibles................        93         94         94
     Deferred income taxes (benefit)........................       305        (41)      (276)
     Gain on sale of mortgage loans.........................      (477)    (2,091)    (1,762)
     Net change in loans held for sale......................     2,453     11,168     (3,369)
     Decrease in accrued interest receivable................       219        363         64
     Increase in other assets...............................    (1,235)    (1,008)    (1,959)
     Increase (decrease) in accrued interest and other
       liabilities..........................................     1,292       (526)     2,207
                                                              --------   --------   --------
       NET CASH PROVIDED BY OPERATING ACTIVITIES............    12,742     19,864      6,122
CASH FLOWS FROM INVESTING ACTIVITIES
  Activity in available-for-sale securities
     Maturities, calls, and sales...........................    72,633     49,776     40,021
     Purchases..............................................   (68,892)   (64,710)   (93,225)
  Activity in held-to-maturity securities
     Maturities and calls...................................       765        620      1,386
     Net increase in loans..................................   (31,531)   (31,615)    (2,388)
  Purchases of premises and equipment.......................    (4,300)    (3,018)    (2,107)
  Acquisition of title office...............................        --        (36)       (25)
  Redemption (purchase) of cash value life insurance........       288        389       (300)
                                                              --------   --------   --------
       NET CASH USED IN INVESTING ACTIVITIES................   (31,037)   (48,594)   (56,638)
CASH FLOWS FROM FINANCING ACTIVITIES
  Net (decrease) increase in noninterest bearing deposits...    (2,024)     4,654      1,086
  Net (decrease) increase in interest bearing deposits......    (1,807)     1,597     44,129
  Net increase in borrowings................................    12,929        260      5,897
  Cash dividends............................................    (3,070)    (2,881)    (2,585)
  Proceeds from issuance of common stock....................     2,001      2,008      1,583
  Common stock repurchases..................................      (192)      (127)      (619)
                                                              --------   --------   --------
       NET CASH PROVIDED BY FINANCING ACTIVITIES............     7,837      5,511     49,491
DECREASE IN CASH AND CASH EQUIVALENTS.......................   (10,458)   (23,219)    (1,025)
Cash and cash equivalents beginning of year.................    31,218     54,437     55,462
                                                              --------   --------   --------
       CASH AND CASH EQUIVALENTS END OF YEAR................  $ 20,760   $ 31,218   $ 54,437
                                                              ========   ========   ========
Supplemental cash flows information:
  Federal income taxes paid.................................  $  2,569   $  2,034   $  2,774
  Interest paid.............................................    10,420     12,450     15,312

  The accompanying notes are an integral part of these consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

NOTE A -- BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF PRESENTATION AND CONSOLIDATION:

     The consolidated financial statements include the accounts of IBT Bancorp, Inc. (the "Corporation"), a Financial Services Holding company, and its wholly owned subsidiaries, Isabella Bank and Trust, Farmers State Bank, IBT Title and Insurance Agency, Inc., IBT Loan Production, Financial Group Information Services, and its majority owned subsidiaries, IBT Personnel, LLC (79%), and IB&T Employee Leasing, LLC (79%). All intercompany transactions and accounts have been eliminated.

  NATURE OF OPERATIONS:

     IBT Bancorp is a Financial Services Holding Company offering a wide array of financial products and services in mid-Michigan. Its banking subsidiaries, Isabella Bank and Trust and Farmers State Bank, offer banking services through 20 locations, 24-hour banking services locally and nationally through shared automatic teller machines, and direct deposits to businesses, institutions, and individuals. Lending services offered include commercial real estate loans and lines of credit, agricultural loans, residential real estate loans, consumer loans, student loans, and credit cards. Deposit services include interest and noninterest bearing checking accounts, savings accounts, money market accounts, and certificates of deposit. Other related financial products include trust services, safe deposit box rentals, and credit life insurance. Active competition, principally from other commercial banks, savings banks and credit unions, exists in all of the Banks' principal markets. The Corporation's results of operations can be significantly affected by changes in interest rates or changes in the local economic environment.

     IBT Title does business under the names Isabella County Abstract and Title, Mecosta County Abstract and Title, IBT Title Clare, and Benchmark Title of Greenville. IBT Title provides title insurance and abstract searches, and closes real estate loans.

     Financial Group Information Services provides network processing for all of IBT Bancorp's subsidiaries.

     IBT Loan Production is a mortgage loan origination company. Principal loan products include 15 and 30 year fixed rate mortgage loans. All loans originated are sold to Isabella Bank and Trust.

     IBT Personnel and IB&T Employee Leasing provides payroll services, benefit administration, and other human resource services to IBT Bancorp's subsidiaries.

  USE OF ESTIMATES:

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the valuation of mortgage servicing rights, and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowance for loan losses and the carrying value of foreclosed real estate, management obtains independent appraisals for significant properties.

  SIGNIFICANT GROUP CONCENTRATION OF CREDIT RISK:

     Most of the Corporation's activities conducted are with customers located within the central Michigan area. A significant amount of its outstanding loans are secured by real estate or are made to finance agricultural production. Other than these types of loans, there is no significant concentration to any other industry, customer or depositor.

  CASH AND CASH EQUIVALENTS:

     For purposes of the consolidated statements of cash flows, the Corporation considers cash on hand, demand deposits due from banks, and federal funds sold as cash and cash equivalents. Generally, federal funds are sold for a one day period. The Corporation maintains deposit accounts in various financial institutions which at times may exceed federally insured limits or are not insured.

  SECURITIES:

     Management determines the appropriate classification of debt securities at the time of purchase. Debt securities are classified as held to maturity when the Corporation has the positive intent and ability to hold the securities to maturity. Securities held to maturity are stated at amortized cost. Debt securities not classified as held to maturity are classified as available for sale and are stated at fair value with the unrealized gains and losses net of taxes excluded from earnings and reported in other comprehensive income.

     The amortized cost of debt securities classified as either held to maturity or available for sale is adjusted for amortization of premiums and accretion of discounts over the period to maturity and is computed using a method that approximates the level yield method. Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are determined to be other than temporary are reflected in earnings as realized losses. In estimating other-than-temporary impairment losses, management considers 1) the length of time and extent to which the fair value has been less than cost, 2) the financial condition and near-term prospects of the issuer and
3) the intent and ability of the Corporation to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. Gains or losses on the sale of securities available-for-sale are recorded on the trade date and are determined using the specific identification method.

  ALLOWANCE FOR LOAN LOSSES:

     The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of the loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

     The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

     The allowance consists of specific, general and unallocated components. The specific component relates to loans that are classified as either doubtful, substandard or special mention. For such loans that are also classified impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that management believes affect its estimate of probable losses inherent in the portfolio. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

     A loan is considered impaired when, based on current information and events, it is probable that the Corporation will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstance surrounding the loan and the borrower, including the length of the delay, the reason for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owned. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

     Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Corporation does not separately identify individual consumer and residential loans for impairment disclosures.

  LOANS AND RELATED INCOME:

     Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding principal balance adjusted for any charge offs, the allowance for loans losses, and any deferred fees or costs on originated loans. Interest income on loans is accrued over the term of the loan based on the principal amount outstanding. Loan origination fees and certain direct loan origination costs are capitalized and recognized as a component of interest income over the term of the loan using the constant yield method.

     The accrual of interest on mortgage and commercial loans is discontinued at the time the loan is 90 days or more past due unless the credit is well-secured and in the process of collection. Credit card loans and other personal loans are typically charged off no later than 180 days past due. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

     The accrual of interest on impaired loans is discontinued when, in the opinion of management, the borrower may be unable to meet payments as scheduled. When the accrual of interest is discontinued, all uncollected accrued interest is reversed against interest income. The interest income on such loans is subsequently recognized only to the extent cash payment is received. Loans are returned to accrual status when all principal and interest amounts contractually due are brought current and future payments are reasonably assured. For impaired loans not classified as nonaccrual, interest income continues to be accrued over the term of the loan based on the principal amount outstanding.

  MORTGAGE BANKING ACTIVITIES:

     Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated fair value in the aggregate. Gains or losses on sales of such loans are recognized when control over the assets has been surrendered, generally at the time of sale, and are determined by the difference between the net sales proceeds and the unpaid principal balance of the loans sold, adjusted for any yield differentials, servicing fees, and servicing costs applicable to future years. Net unrealized losses, if any, are recognized in a valuation allowance by charges to income.

     The Corporation currently retains servicing on all loans originated and sold into the secondary market. Originated mortgage servicing rights retained are recognized for loans sold by allocating total costs incurred between the loan and the servicing rights based on their relative fair values. Mortgage servicing rights ("MSR") are reported in other assets and amortized into noninterest income in proportion to, and over the period of, estimated net servicing income. Servicing assets are evaluated for impairment based upon the fair value of the rights as compared to amortized cost. Impairment is determined by stratifying rights by predominant characteristics, such as interest rates and terms. Fair value is determined using prices for similar assets with similar characteristics, when available, or based upon discounted cash flows using market-based assumptions. Impairment is recognized through a valuation allowance for an individual stratum, to the extent that fair value is less than the capitalized amount for the stratum.

     Servicing fee income is earned for servicing loans for others. The fees are based on a contracted percentage of the outstanding principal, or a fixed amount per loan, and are recognized as revenue when received. The amortization of mortgage servicing rights is netted against loan servicing fee income for presentation purposes.

  TRANSFERS OF FINANCIAL ASSETS:

     Transfers of financial assets, including held for sale mortgage loans, as described above, and participation loans are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is determined to be surrendered when 1) the assets have been isolated from the Banks, 2) the transferee obtains the right (free of conditions that constrain it from taking advantage of the right) to pledge or exchange the transferred assets and 3) the Banks do not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

  OTHER REAL ESTATE OWNED:

     Real estate properties acquired through or in lieu of loan foreclosure are initially recorded at the lower of the Bank's carrying amount or fair value less estimated selling costs at the date of transfer. Any write-downs based on the asset's fair value at the date of acquisition are charged to the allowance for loan losses. After foreclosure, property held for sale is carried at the lower of the new cost basis or fair value less costs to sell. Impairment losses on property to be held and used are measured at the amount by which the carrying amount of property exceeds its fair value. Costs of significant property improvements are capitalized, whereas costs relating to holding property are expensed. The portion of interest costs relating to development of real estate is capitalized. Valuations are periodically performed by management, and any subsequent write-downs are recorded as a charge to operations, if necessary, to reduce the carrying value of a property to the lower of its cost or fair value less costs to sell.

  PREMISES AND EQUIPMENT:

     Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation. For financial reporting purposes, the provision for depreciation is computed principally by the straight line method based upon the useful lives of the assets which generally range from 5 to 30 years. Maintenance, repairs and minor alterations are charged to current operations as expenditures occur and major improvements are capitalized. Management annually reviews these assets to determine whether carrying values have been impaired.

     A summary of premises and equipment at December 31 follows:

                                                               2004      2003
                                                              -------   -------
Land........................................................  $ 3,027   $ 2,617
Buildings and improvements..................................   11,054    10,685
Equipment...................................................   20,614    17,146
                                                              -------   -------
                                                               34,695    30,448
Less accumulated depreciation...............................   16,162    14,663
                                                              -------   -------
  NET PREMISES AND EQUIPMENT................................  $18,533   $15,785
                                                              =======   =======

     Depreciation expense was $1,552, $1,703 and $1,647 in 2004, 2003, and 2002,
respectively.

  RESTRICTED INVESTMENTS:

     Included in other assets are restricted securities of $2,910 in 2004 and $2,720 in 2003. Restricted securities include the stock of the Federal Reserve Bank and the Federal Home Loan Bank and have no contractual maturity.

  BANK OWNED LIFE INSURANCE:

     The Corporation maintains life insurance policies on key members of management. In the event of death of one of these individuals, the Corporation would receive a specified cash payment equal to the face value of the policy. Such policies are recorded at their cash surrender value. Increases in cash surrender value in excess of premiums paid are reported as other noninterest income.

  ACQUISITION INTANGIBLES AND GOODWILL:

     Isabella Bank and Trust previously acquired branch facilities and related deposits in a business combination accounted for as a purchase. The acquisition of the branches included amounts related to the valuation of customer deposit relationships (core deposit intangibles). The core deposit intangible is included in other assets and is being amortized on the straight line basis over nine years, the expected life of the acquired relationship. Goodwill is included in other assets and is not amortized but is evaluated for impairment at least annually.

  OFF-BALANCE-SHEET CREDIT RELATED FINANCIAL INSTRUMENTS:

     In the ordinary course of business, the Corporation has entered into commitments to extend credit, including commitments under credit card arrangements, home equity lines of credit, commercial letters of credit, and standby letters of credit. Such financial instruments are recorded only when funded.

  FEDERAL INCOME TAXES:

     Federal income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due plus deferred income taxes. Deferred income taxes are recognized for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred income tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets or liabilities are recorded or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. As changes in income tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

  PER SHARE AMOUNTS:

     Net income per share amounts are computed by dividing net income by the weighted average number of shares outstanding. All per share amounts have been adjusted for the stock dividend paid February 19, 2004. The weighted average numbers of common shares outstanding were 4,858,714 in 2004; 4,790,986 in 2003; and 4,721,714 in 2002.

  RECLASSIFICATIONS:

     Certain amounts reported in the 2003 and 2002 consolidated financial statements have been reclassified to conform with the 2004 presentation.

  RECENT ACCOUNTING PRONOUNCEMENTS:

     In December 2004 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123R "Stock Based Compensation" which will require the measurement of the cost of employee services received in exchange for an award of common stock options as compensation expense in the consolidated statements of income using the fair value method. Publicly held entities will begin reporting these costs in the third quarter of 2005. The effect of implementing this new standard will not initially impact reported earnings per share since the Corporation does not currently use options as a component of employee compensation.

     In 2003, the Emerging Issues Task force (EITF) released Issue No. 03-1, The Meaning of Other-Than-Temporary Impairment and It's Applications to Certain Investments, which provides guidance for reporting equity securities whose fair value is not readily determinable (that is, equity securities that are outside the scope of FASB Statement No. 115) if those securities are reported at cost. Issue No. 03-1 refers to those equity securities as cost method investments. Issue No. 03-1 describes the three steps a financial institution should take to assess whether a cost method investment is impaired and, if it is, whether a loss should be recognized. The recognition and measurement requirements of Issue No. 03-1 were effective for the third quarter ended September 30, 2004. The impact on the carrying value of the Corporation's investments in implementing Issue No. 03-1 was not significant.

NOTE B -- INVESTMENT SECURITIES

     The following is a summary of securities available for sale and held to maturity:

                                                  GROSS        GROSS
                                                AMORTIZED    UNREALIZED    UNREALIZED
                                                  COST         GAINS         LOSSES      FAIR VALUE
                                                ---------    ----------    ----------    ----------
DECEMBER 31, 2004
  Securities available for sale
     U.S. Treasury and U.S. government
       agencies..............................   $ 73,176       $  149       $  (681)      $ 72,644
     States and political subdivisions.......     83,619        1,433          (420)        84,632
     Commercial paper........................      4,766           31           (43)         4,754
                                                --------       ------       -------       --------
       TOTAL.................................   $161,561       $1,613       $(1,144)      $162,030
                                                ========       ======       =======       ========
  Securities held to maturity
     U.S. Treasury and U.S. government
       agencies..............................   $      3       $   --       $    --       $      3
     States and political subdivisions.......        520           18            (4)           534
                                                --------       ------       -------       --------
       TOTAL.................................   $    523       $   18       $    (4)      $    537
                                                ========       ======       =======       ========

                                                  GROSS        GROSS
                                                AMORTIZED    UNREALIZED    UNREALIZED
                                                  COST         GAINS         LOSSES      FAIR VALUE
                                                ---------    ----------    ----------    ----------
DECEMBER 31, 2003
  Securities available for sale
     U.S. Treasury and U.S. government
       agencies..............................   $ 88,802       $1,256        $(124)       $ 89,934
     States and political subdivisions.......     74,717        2,183         (244)         76,656
     Commercial paper........................      3,211           31           --           3,242
                                                --------       ------        -----        --------
       TOTAL.................................   $166,730       $3,470        $(368)       $169,832
                                                ========       ======        =====        ========
  Securities held to maturity
     U.S. Treasury and U.S. government
       agencies..............................   $      9       $   --        $  --        $      9
     States and political subdivisions.......      1,303           37           --           1,340
                                                --------       ------        -----        --------
       TOTAL.................................   $  1,312       $   37        $  --        $  1,349
                                                ========       ======        =====        ========

     The following table summarizes the fair value, gross realized gains, and gross realized losses on sales of securities available for sale.

                                                            2004      2003      2002
                                                           -------   -------   ------
Fair value of securities sold on the date of sale........  $45,044   $16,874   $2,066
Gross realized gains
  US Treasury, US government agencies and comm. paper....      129        85        2
Gross realized losses
  US Treasury, US Government agencies and municipals.....       23        --       --

     The following table shows the amortized cost and estimated fair value of securities owned at December 31, 2004 by contractual maturity. Mortgage-backed securities have been aggregated and disclosed separately rather than allocated over several maturity groupings, since they lack a single maturity date and because the borrowers retain the right to prepay the obligations. Expected maturities will differ from contractual maturities because the issuers of securities may have the right to prepay obligations without prepayment penalty.

                                                  AVAILABLE FOR SALE    HELD TO MATURITY
                                                 --------------------   -----------------
                                                 AMORTIZED     FAIR     AMORTIZED   FAIR
                                                   COST       VALUE       COST      VALUE
                                                 ---------   --------   ---------   -----
Due within one year or less....................  $ 29,707    $ 29,705     $195      $198
Due after 1 year thru 5 years..................    80,607      80,635      200       215
Due after 5 years thru 10 years................    26,380      26,910      125       121
Due after 10 years.............................     3,398       3,415       --        --
                                                 --------    --------     ----      ----
  Subtotal.....................................   140,092     140,655      520       534
Mortgage backed securities.....................    21,469      21,365        3         3
                                                 --------    --------     ----      ----
     TOTAL.....................................  $161,561    $162,030     $523      $537
                                                 ========    ========     ====      ====

     Investment securities with carrying values of approximately $19,989 and $7,087 were pledged to secure public deposits and for other purposes as necessary or required by law at December 31, 2004 and 2003, respectively.

NOTE C -- LOANS

     The Banks grant commercial, agricultural, consumer and residential loans to customers situated primarily in Isabella, Gratiot, Mecosta, Southwestern Midland, Western Saginaw, Northern Montcalm and Southern Clare counties in mid-Michigan. The ability of the borrowers to honor their repayment obligations is often dependent upon the real estate, agricultural, and general economic conditions of this region. Substantially all of the consumer and residential mortgage loans are secured by various items of property, while commercial loans are secured primarily by real estate, business assets and personal guarantees; a portion of loans are unsecured.

     A summary of the major classifications of loans is as follows:

                                                                  DECEMBER 31
                                                              -------------------
                                                                2004       2003
                                                              --------   --------
Mortgage loans on real estate
  Residential 1-4 family....................................  $152,706   $143,669
  Commercial................................................    96,739     91,001
  Agricultural..............................................    32,383     29,311
  Construction..............................................    35,384     24,287
  Second mortgages..........................................    17,143     16,783
  Equity lines of credit....................................    22,188     14,715
                                                              --------   --------
     Total Mortgage loans...................................   356,543    319,766
Commercial & Agricultural loans
  Commercial loans..........................................    49,413     38,391
  Agricultural Other........................................    16,796     22,733
                                                              --------   --------
     Total Commercial & Agricultural loans..................    66,209     61,124
Consumer installment loans
  Personal..................................................    28,463     39,166
  Credit cards..............................................     1,680      1,803
                                                              --------   --------
     Total Consumer installment loans.......................    30,143     40,969
Total loans.................................................   452,895    421,859
  Less: Allowance for Loan Losses...........................    (6,444)    (6,204)
                                                              --------   --------
  Loans, Net................................................  $446,451   $415,655
                                                              ========   ========

     A summary of changes in the allowance for loan losses follows:

                                                            YEAR ENDED DECEMBER 31:
                                                           --------------------------
                                                            2004     2003      2002
                                                           ------   -------   -------
Balance at beginning of year.............................  $6,204   $ 5,593   $ 5,471
  Loans charged off......................................    (935)   (1,140)   (1,202)
  Recoveries.............................................     440       296       299
  Provision charged to income............................     735     1,455     1,025
                                                           ------   -------   -------
     BALANCE AT END OF YEAR..............................  $6,444   $ 6,204   $ 5,593
                                                           ======   =======   =======

     The following is a summary of information pertaining to impaired loans at December 31:

                                                              2004     2003     2002
                                                             ------   ------   ------
Impaired loans without a valuation allowance...............  $1,786   $1,836   $1,085
Impaired loans with a valuation allowance..................     448    2,787    1,639
                                                             ------   ------   ------
Total impaired loans.......................................  $2,234   $4,623   $2,724
                                                             ======   ======   ======
Valuation allowance related to impaired loans..............  $  304   $  622   $  103
                                                             ======   ======   ======
Average investment in impaired loans.......................  $2,949   $5,155   $2,968
                                                             ======   ======   ======

     Interest income recognized on impaired loans was not significant during any of the three years ended December 31, 2004. No additional funds are committed to be advanced in connection with impaired loans.

     Certain directors and executive officers (including their families and companies in which they have 10% or more ownership) of the Corporation and the Banks were loan customers of the Banks. Total loans to these customers aggregated $9,505 and $8,414 at December 31, 2004 and 2003, respectively. During 2004, $5,696 of new loans were made and repayments totaled $4,605.

     Residential mortgage loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balances of mortgages serviced for others was $253,282, $245,709 and $208,432 at December 31, 2004, 2003, and 2002 respectively. Servicing loans for others generally consists of collecting mortgage payments, maintaining escrow accounts, disbursing payments to investors and taxing authorities, and foreclosure processing.

     The following table summarizes the carrying value of mortgage servicing rights included in other assets as of December 31:

                                                            2004      2003      2002
                                                           -------   -------   ------
Balance at beginning of year.............................  $ 1,714   $   511   $  402
Mortgage servicing rights capitalized....................    2,633     3,369    1,632
Accumulated amortization.................................   (2,279)   (1,955)    (885)
Impairment valuation allowance...........................      (22)     (211)    (638)
                                                           -------   -------   ------
  BALANCE AT END OF YEAR.................................  $ 2,046   $ 1,714   $  511
                                                           =======   =======   ======

     Activity in the impairment valuation allowance consisted of reductions of $189 and $427 for the years ended December 31, 2004 and 2003, respectively while in 2002 additions amounted to $467.

NOTE D -- FAIR VALUES OF FINANCIAL INSTRUMENTS

     The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. The Corporation utilizes quoted market prices, where available, to compute the fair value of its financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Certain financial instruments and all nonfinancial instruments are excluded from the disclosure requirements. These include, among other elements, the estimated earning power of core deposit accounts, the trained work force, customer goodwill and similar items. Accordingly, the aggregate of the fair value amounts presented are not necessarily indicative of the underlying value of the Corporation.

     The following methods and assumptions were used by the Corporation in estimating fair value disclosures for financial instruments.

  CASH AND CASH EQUIVALENTS:

     The carrying amounts reported in the balance sheets for cash and demand deposits due from banks and federal funds sold approximate those assets' fair value.

  INVESTMENT SECURITIES:

     Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are unavailable, fair values are based on quoted market prices of comparable instruments.

  MORTGAGE LOANS HELD FOR SALE:

     Fair values are based on commitments on hand from investors or prevailing market prices.

  LOANS:

     Fair values for variable rate loans that reprice at least quarterly and have no significant change in credit risk are assumed to equal recorded book value. Fixed rate loans are valued using present value discounted cash flow techniques. The discount rate used in these calculations was the U.S. government bond rate for securities with similar maturities adjusted for servicing costs, credit loss, and prepayment risk.

  DEPOSIT LIABILITIES:

     Demand, savings, and money market deposits have no stated maturities and are payable on demand; thus their estimated fair value is equal to their recorded book balance. Fair values for variable rate certificates of deposit approximate their recorded book balance. Fair values for fixed rate certificates of deposit are determined using discounted cash flow techniques that apply interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

  BORROWED FUNDS:

     The carrying amounts of federal funds purchased and borrowings under repurchase agreements approximate their fair value. The fair values of other borrowings are estimated using discounted cash flow analyses based on the Corporation's current incremental borrowing rates for similar types of borrowing arrangements.

  ACCRUED INTEREST:

     The carrying amounts of accrued interest approximate fair value.

  OFF-BALANCE-SHEET CREDIT-RELATED INSTRUMENTS:

     Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into consideration the remaining terms of the agreements and the counterparties' credit standings. The Corporation does not charge fees for lending commitments; thus it is not practicable to estimate the fair value of these instruments.

     The following sets forth the estimated fair value and recorded carrying values of the Corporation's financial instruments as of December 31:

                                                             2004                    2003
                                                     ---------------------   ---------------------
                                                     ESTIMATED    CARRYING   ESTIMATED    CARRYING
                                                     FAIR VALUE    VALUE     FAIR VALUE    VALUE
                                                     ----------   --------   ----------   --------
ASSETS
Cash and demand deposits due from banks............   $ 20,760    $ 20,760    $ 25,918    $ 25,918
Federal funds sold.................................          0           0       5,300       5,300
Investment securities..............................    162,567     162,553     171,181     171,144
Mortgage loans available for sale..................      2,334       2,339       4,343       4,315
Net loans..........................................    412,175     446,451     417,984     415,655
Accrued interest receivable........................      4,315       4,315       4,534       4,534
Mortgage servicing rights..........................      2,848       2,046       2,565       1,714

LIABILITIES
Deposits with no stated maturities.................   $329,612    $329,612    $329,029    $329,029
Deposits with stated maturities....................    220,533     234,264     245,239     238,678
Borrowed funds.....................................     26,466      30,982      19,118      18,053
Accrued interest payable...........................        702         702         830         830

NOTE E -- FEDERAL INCOME TAXES

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Corporation's deferred tax assets and liabilities, included in other assets, as of December 31 are as follows:

                                                               2004     2003
                                                              ------   ------
Deferred tax assets
  Allowance for loan losses.................................  $1,411   $1,379
  Deferred directors' fees..................................     886      735
  Employee benefit plans....................................     756      755
  Core deposit premium and acquisition expenses.............     107      192
  Net unrealized loss on minimum pension liability..........     625      631
  Other.....................................................      63      186
                                                              ------   ------
     TOTAL DEFERRED TAX ASSETS..............................   3,848    3,878
                                                              ------   ------
Deferred tax liabilities
  Premises and equipment....................................     745      494
  Accretion on securities...................................      19       32
  Net unrealized gain on available-for-sale securities......     160    1,055
  Other.....................................................     181      138
                                                              ------   ------
     TOTAL DEFERRED TAX LIABILITIES.........................   1,105    1,719
                                                              ------   ------
       NET DEFERRED TAX ASSETS..............................  $2,743   $2,159
                                                              ======   ======

     Components of the consolidated provision for income taxes are as follows for the year ended December 31:

                                                              2004     2003     2002
                                                             ------   ------   ------
Current....................................................  $1,573   $2,076   $2,562
Deferred (benefit).........................................     305      (41)    (276)
                                                             ------   ------   ------
  PROVISION FOR FEDERAL INCOME TAXES.......................  $1,878   $2,035   $2,286
                                                             ======   ======   ======

     The reconciliation of the provision for federal income taxes and the amount computed at the federal statutory tax rate of 34% of income before federal income taxes is as follows for the year ended December 31:

                                                            2004      2003      2002
                                                           -------   -------   ------
Income taxes at statutory rate...........................  $ 2,898   $ 3,142   $3,132
Effect of nontaxable income and nondeductible expenses...   (1,020)   (1,107)    (846)
                                                           -------   -------   ------
  PROVISION FOR FEDERAL INCOME TAXES.....................  $ 1,878   $ 2,035   $2,286
                                                           =======   =======   ======

NOTE F -- BENEFIT PLANS

  DEFINED BENEFIT PENSION PLAN

     The Corporation has a defined benefit pension plan covering substantially all of its employees. The benefits are based on years of service and the employees' average compensation over their best five years of service. The funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes. Contributions are intended to provide not only for benefits attributed to services to date but also for those expected to be earned in the future.

     The Corporation uses a January 1, 2004 measurement date for this pension plan.

     Changes in the projected benefit obligation and plan assets during each year, the funded status of the plan and a reconciliation to the amount recognized in the Corporation's consolidated balance sheets are summarized as follows at December 31:

                                                               2004      2003      2002
                                                              -------   -------   -------
Change in projected benefit obligation
  Benefit obligation January 1..............................  $ 8,083   $ 6,949   $ 5,870
     Service cost...........................................      410       391       297
     Interest cost..........................................      518       463       425
     Actuarial loss.........................................      144       687       634
     Benefits paid..........................................     (372)     (407)     (277)
                                                              -------   -------   -------
       BENEFIT OBLIGATION, DECEMBER 31......................  $ 8,783   $ 8,083   $ 6,949
                                                              =======   =======   =======
Change in plan assets
  Fair value of plan assets, January 1......................  $ 5,427   $ 4,830   $ 5,259
     Investment return (loss)...............................      348       479      (509)
     Corporation contribution...............................      908       525       357
     Benefits paid..........................................     (372)     (407)     (277)
                                                              -------   -------   -------
       FAIR VALUE OF PLAN ASSETS, DECEMBER 31...............  $ 6,311   $ 5,427   $ 4,830
                                                              =======   =======   =======
Reconciliation of funded status
  Funded status.............................................  $(2,472)  $(2,656)  $(2,119)
  Unrecognized net transition asset.........................       --        --       (22)
  Unrecognized prior service cost...........................       76        94       113
  Unrecognized net loss from experience different than that
     assumed and effects of changes in assumptions..........    4,146     4,254     3,843
  Additional minimum pension liability......................   (1,915)   (1,951)   (2,176)
                                                              -------   -------   -------
       ACCRUED BENEFIT COST.................................  $  (165)  $  (259)  $  (361)
                                                              =======   =======   =======

     The accumulated benefit obligation was $6,476, and $5,686 at December 31, 2004, and 2003, respectively, resulting in a minimum pension liability at those dates of $165 and $259.

     An adjustment to record the additional minimum pension liability as of December 31, 2004 and 2003 was established by the recording of an intangible pension asset of $76 and $94, and a credit to other comprehensive income of $16 and $208 in 2004 and 2003, respectively.

     The net amount recognized in the consolidated balance sheets consists of the following accounts at December 31:

                                                              PENSION BENEFITS
                                                              -----------------
                                                               2004      2003
                                                              -------   -------
Accrued benefit cost........................................  $ (165)   $ (259)
Intangible asset............................................      76        94
Accumulated other comprehensive loss........................   1,839     1,855
                                                              ------    ------
Net amount recognized.......................................  $1,750    $1,690
                                                              ======    ======

                                                                PENSION
                                                               BENEFITS
                                                              -----------
                                                              2004   2003
                                                              ----   ----
Decrease in minimum pension liability included as a
  reduction of other comprehensive loss.....................  $18    $208
                                                              ===    ====

     Net pension expense consists of the following components for the year ended December 31:

                                                              2004    2003    2002
                                                              -----   -----   -----
Service cost on benefits earned for services rendered during
  the year..................................................  $ 518   $ 391   $ 297
Interest cost on projected benefit obligation...............    501     463     425
Expected return on plan assets..............................   (430)   (390)   (409)
Amortization of unrecognized transition asset...............     --     (22)    (22)
Amortization of unrecognized prior service cost.............     18      18      18
Amortization of unrecognized actuarial net loss.............    213     188     113
                                                              -----   -----   -----
  NET PENSION EXPENSE.......................................  $ 820   $ 648   $ 422
                                                              =====   =====   =====

     Actuarial assumptions used in determining the projected benefit obligation are as follows for the year ended December 31:

                                                              2004    2003    2002
                                                              -----   -----   -----
Weighted average discount rate..............................  6.25%   6.25%   6.75%
Rate of increase in future compensation.....................  4.50%   4.50%   4.50%
Expected long-term rate of return...........................  8.00%   8.00%   8.00%

     The actual weighted average assumptions used in determining the net periodic pension costs are as follows for the year ended December 31:

                                                              2004    2003    2002
                                                              -----   -----   -----
Discount rate...............................................  6.75%   6.75%   7.25%
Expected long-term return on plan assets....................  8.00%   8.00%   8.00%
Rate of compensation increase...............................  4.50%   4.50%   4.50%

     The discount rate was unchanged in 2004 from 2003. The rate decreased in 2003 to 6.75% from 7.25% in 2002 to reflect lower rates of return on high quality fixed income investments. The expected long term rate of return is based on the Corporation's actual recommended rate. The factors used to establish the rate include historical plan performance, comparison of rates used by similar plans with similar asset allocations, and historical performance of long-term investments.

     The Corporation's pension plan weighted-average asset allocations by asset category are as follows at December 31:

                       ASSET CATEGORY                          2004      2003
                       --------------                         -------   -------
Equity securities...........................................    51.5%     55.2%
Debt securities.............................................    33.9%     21.4%
Other.......................................................    14.6%     23.4%
                                                              -------   -------
TOTAL.......................................................  100.00%   100.00%
                                                              =======   =======

     Debt securities include certificates of deposit with the Banks in the amounts of $1,082 (17% of total plan assets) and $1,000 (18% of total plan assets) at December 31, 2004 and 2003, respectively. Also included in other is $881 (14% of total plan assets) of funds in a money market account with Isabella Bank and Trust as of December 31, 2004.

     The Corporation's investment policy for the benefit plan includes asset holdings in publicly traded equities, U.S. Government agency obligations and investment grade corporate and municipal bonds. The policy restricts equity investment to less than 20% of equity investments in any sector and to less than 4% of plans assets in any one company. The Corporation's weighted asset allocations in 2004 and 2003 were as follows:

Equity securities...........................................  55% to 65%
Debt securities.............................................  25% to 35%
Real estate.................................................       0.00%
Other.......................................................         15%

     The plan's investment in equity securities in 2004 were less than the 55% minimum established in the Corporation's investment policy as a result of a $640 contribution to the plan on December 29, 2004. The contribution was in a money market fund, which is included in other; these funds were substantially re-invested by January 15, 2005.

     The asset mix, the sector weighting of equity investments, and debt issues to hold are based on a third party investment advisor retained by the Corporation to manage the plan. The Corporation reviews the performance of the advisor no less than annually.

     The Corporation expects to contribute approximately $815 to the pension plan in 2005.

     Estimated future benefit payments, which reflect expected future service, as appropriate, are as follows for the next ten years:

YEAR                                                          AMOUNT
----                                                          ------
  2005......................................................  $  314
  2006......................................................     315
  2007......................................................     321
  2008......................................................     329
  2009......................................................     338
Years 2010 -- 2014..........................................   2,313

OTHER EMPLOYEE BENEFIT PLANS

     The Corporation maintains a nonqualified supplementary retirement plan for officers to provide supplemental retirement benefits and death benefits to each participant. Insurance policies, designed primarily to fund death benefits, have been purchased on the life of each participant with the Corporation as the sole owner and beneficiary of the policies. Expenses related to this program for 2004, 2003, and 2002 were $65, $388, and $41, respectively, and are being recognized over the participants' expected years of service.

     The Corporation maintains a non-leveraged employee stock ownership plan
(ESOP) and a profit sharing plan which cover substantially all of its employees. Contributions to the Plans are discretionary and are approved by the Board of Directors and recorded as compensation expense. Compensation expense related to the Plans for 2004, 2003, and 2002 was $11, $122, and $196, respectively. Total shares outstanding related to the ESOP at December 31, 2004 and 2003 were 166,155 and 150,583, respectively, and were included in the computation of dividends and earnings per share in each of the respective years.

NOTE G -- DEPOSITS

     At December 31, 2004, the scheduled maturities of time deposits for each of the next five years and thereafter are as follows:

YEAR                                                           AMOUNT
----                                                          --------
  2005......................................................  $119,122
  2006......................................................    47,183
  2007......................................................    34,721
  2008......................................................    17,600
  2009......................................................    12,788
Thereafter..................................................     2,850

NOTE H -- BORROWED FUNDS

     Borrowed funds consist of the following obligations at December 31:

                                                               2004      2003
                                                              -------   -------
Federal Home Loan Bank advances.............................  $27,312   $16,337
Federal Funds purchased.....................................    2,974        --
Securities sold under agreements to repurchase..............      530     1,500
Unsecured note payable......................................      166       216
                                                              -------   -------
                                                              $30,982   $18,053
                                                              =======   =======

     The Federal Home Loan Bank borrowings are collateralized by a blanket lien on all qualified 1 to 4 family residential mortgage loans and U.S. Treasury and government agency securities. Advances are also secured by FHLB stock owned by the Banks.

     The maturity and weighted average interest rates of FHLB advances follows at December 31:

                                                                   2004
                                                              --------------
                                                              AMOUNT    RATE
                                                              -------   ----
Fixed rate advances due 2006................................  $ 5,500   2.76%
Two year putable advance due 2006...........................    5,000   5.08
Fixed rate advances due 2007................................    4,000   3.64
Fixed rate advances due 2009................................    3,500   3.66
Fixed rate advances due 2010................................    4,312   5.39
One year putable advance due 2010...........................    3,000   4.98
Fixed rate advance due 2012.................................    2,000   4.90
                                                              -------   ----
  TOTAL ADVANCES............................................  $27,312   4.24%
                                                              =======   ====

                                                                   2003
                                                              --------------
                                                              AMOUNT    RATE
                                                              -------   ----
Fixed rate advance due 2004.................................  $ 1,000   5.05%
Two year putable advance due 2006...........................    5,000   5.08
Fixed rate advance due 2009.................................    1,000   4.19
Fixed rate advance due 2010.................................    2,337   6.62
One year putable advance due 2010...........................    3,000   4.98
Fixed rate advance due 2010.................................    2,000   3.97
Fixed rate advance due 2012.................................    2,000   4.90
                                                              -------   ----
  TOTAL ADVANCES............................................  $16,337   5.07%
                                                              =======   ====

     Securities sold under agreements to repurchase, which are classified as secured borrowings, generally mature within one to four days from the transaction date. Securities sold under agreements to repurchase are reflected at the amount of cash received in connection with the transaction. The U.S. government agency securities underlying the agreements have a carrying value and a fair value of approximately $1,017 and $502 at December 31, 2004 and 2003, respectively. Such securities remain under the control of the Corporation. The Corporation may be required to pledge additional collateral based on the fair value of the underlying securities.

     The unsecured note payable has an imputed interest rate of 4.16% and is payable in annual installments of $60,000, including interest, through July 2007.

NOTE I -- OTHER NON-INTEREST EXPENSES

     A summary of expenses included in Other Non-Interest Expenses that exceed 1% of total income are as follows for the year ended December 31:

                                                              2004     2003     2002
                                                             ------   ------   ------
Director fees..............................................  $  496   $  459   $  395
Marketing and advertising..................................     522      538      556
SOX 404 compliance.........................................     734        0        0
Other, not individually significant........................   3,737    4,047    4,000
                                                             ------   ------   ------
  TOTAL OTHER..............................................  $5,489   $5,044   $4,951
                                                             ======   ======   ======

NOTE J -- FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

     The Corporation is party to financial instruments with off-balance-sheet risk. These instruments are entered into in the normal course of business to meet the financing needs of its customers. These financial instruments, which include commitments to extend credit and standby letters of credit, involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the consolidated balance sheets. The contract or notional amounts of these instruments reflect the extent of involvement the Corporation has in a particular class of financial instrument.

     The Corporation's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Corporation uses the same credit policies in deciding to make these commitments as it does for extending loans to customers.

     Commitments to extend credit, which totaled $67,590 and $58,448 at December 31, 2004 and 2003, respectively, are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have variable interest rates, fixed expiration dates, or other termination clauses and may require the payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

     Standby letters of credit are conditional commitments issued by the Corporation to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support private borrowing arrangements, including commercial paper, bond financing, and similar transactions. At December 31, 2004 and 2003 the Corporation had a total of $991 and $715, respectively, in outstanding standby letters of credit.

     Generally, these commitments to extend credit and letters of credit mature within one year. The credit risk involved in these transactions is essentially the same as that involved in extending loans to customers. The Corporation evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Corporation upon the extension of credit, is based on management's credit evaluation of the borrower. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, and other income producing commercial properties.

     Isabella Bank and Trust sponsors the IBT Foundation (the "Foundation"), which is a nonprofit entity formed for the purpose of distributing charitable donations to recipient organizations generally located in the communities serviced by Isabella Bank and Trust. The Bank periodically makes charitable contributions in the form of cash transfers to the Foundation. The Foundation is administered by members of the Isabella Bank and Trust Board of Directors. The assets and transactions of the Foundation are not included in the consolidated financial statements of IBT Bancorp, Inc. Donations made to the Foundation by Isabella Bank and Trust included in noninterest expense were $27, $870 and $649 in 2004, 2003 and 2002, respectively. The assets of the Foundation as of December 31, 2004 approximated $1.7 million.

NOTE K -- COMMITMENTS AND OTHER MATTERS

     Banking regulations require banks to maintain cash reserve balances in currency or as deposits with the Federal Reserve Bank. The Corporation's requirement was approximately $849 at December 31, 2004, and $12,687 at December 31, 2003.

     Banking regulations also limit the transfer of assets in the form of dividends, loans, or advances from the subsidiary Banks to the Corporation. At December 31, 2004, substantially all of the subsidiary Banks' assets were restricted from transfer to the Corporation in the form of loans or advances. Consequently, bank dividends are the principal source of funds for the Corporation. Payment of dividends without regulatory approval is limited to the current years retained net income plus retained net income for the preceding two years, less any required transfers to capital surplus. At January 1, 2005, the amount available for dividends without regulatory approval was approximately $4,667.

     The Corporation maintains a self-funded medical plan under which the Corporation is responsible for the first $50 per year of claims made by a covered individual. Medical claims are subject to a lifetime maximum of $3,000 per covered individual. Expenses are accrued based on estimates of the aggregate liability for claims incurred and the Corporation's experience. Expenses were $1,184 in 2004, $1,532 in 2003 and $1,370 in 2002.

     The Corporation offers a dividend reinvestment and employee stock purchase plan. The dividend reinvestment plan allows shareholders to purchase previously unissued IBT Bancorp common shares. The employee stock purchase plan allows employees to purchase IBT Bancorp common stock through payroll deduction. The number of shares authorized for issuance under these plans are 280,000 with 203,301 shares unissued at December 31, 2004. During 2004, 2003 and 2002, 57,388
shares were issued for $2,001, 70,340 shares were issued for $2,008, and 52,473 shares were issued for $1,524, respectively, in cash pursuant to these plans.

     The subsidiary Banks of the Corporation have obtained approval to borrow up to $40,000 from the Federal Home Loan Bank (FHLB) of Indianapolis. Under the terms of the agreement, the Banks may obtain advances at the stated rate at the time of the borrowings. The Banks have agreed to pledge eligible mortgage loans and U.S. Treasury and governmental agencies as collateral for any such borrowings.

     Certain directors and executive officers of the Corporation, the Banks and their related interests were deposit customers of the Banks. Total deposits of these customers aggregate approximately $5,629 and $6,380 at December 31, 2004 and December 31, 2003, respectively. In addition, the IBT Bancorp's defined benefit plan and the Employee Stock Ownership Plan (Note G) held certificates of deposit with the Banks aggregating $1,083 and $475, and $100 and $831, respectively at December 31, 2004 and 2003.

NOTE L -- OPERATING SEGMENTS

     The Corporation's reportable segments are based on legal entities that account for at least 10% of operating results. The accounting policies are the same as those discussed in Note A to the Consolidated Financial Statements. The Corporation evaluates performance based principally on net income and asset quality of the respective segments. A summary of selected financial information for the Corporation's reportable segments follows:

                                                                        ALL OTHERS
                                           ISABELLA BANK    FARMERS     (INCLUDING
                                             AND TRUST     STATE BANK    PARENT)      TOTAL
                                           -------------   ----------   ----------   --------
2004
  Total assets...........................    $542,759       $125,350     $ 9,925     $678,034
  Interest income........................      26,436          7,258         127       33,821
  Net interest income....................      18,247          4,919         198       23,364
  Provision for loan losses..............         550            185          --          735
  Net income (loss)......................       6,073          1,345        (773)       6,645
2003
  Total assets...........................    $527,805       $127,124     $ 9,150     $664,079
  Interest income........................      28,013          7,797         168       35,978
  Net interest income....................      18,295          5,005         228       23,528
  Provision for loan losses..............         570            885          --        1,455
  Net income (loss)......................       6,415          1,008        (218)       7,205
2002
  Total assets...........................    $515,831       $126,850     $10,036     $652,717
  Interest income........................      29,689          8,353         119       38,161
  Net interest income....................      17,559          5,135         211       22,905
  Provision for loan losses..............         650            375          --        1,025
  Net income.............................       5,516          1,206         203        6,925

NOTE M -- REGULATORY CAPITAL MATTERS

     The Corporation (on a consolidated basis) and its subsidiary banks, Isabella Bank and Trust and Farmers State Bank ("Banks") are subject to various regulatory capital requirements administered by their primary regulator, the Federal Reserve Bank. Failure to meet minimum capital requirements can initiate mandatory and/or discretionary actions by the Federal Reserve. These actions could have a material effect on the Corporation's and Banks' financial statements. Under the Federal Reserve's capital adequacy guidelines and the regulatory framework for prompt corrective action, the Corporation and the Banks must meet specific capital guidelines that include quantitative measures of their assets, certain off-balance-sheet items, and capital, as calculated under regulatory accounting standards. The Banks' required capital is also subject to regulatory qualitative judgment regarding the Banks' interest rate risk exposure and credit risk. Prompt corrective action provisions are not applicable to bank holding companies.

     Measurements established by regulation to ensure capital adequacy require the Corporation and the Banks to maintain minimum total capital to risk weighted assets (as defined in the regulations), Tier 1 capital to risk weighted assets (as defined), and Tier 1 capital to average assets (as defined). Management believes, as of December 31, 2003 and 2002, that the Corporation and the Banks meet all capital adequacy requirements to which they are subject.

     As of December 31, 2004, the most recent notifications from the Federal Reserve Bank categorized the Banks as well capitalized. To be categorized as well capitalized, a bank must maintain total risk based capital, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the following tables. There have been no conditions or events since the notifications that management believes has changed the Banks' categories.

     The Corporation's and each Bank's actual capital amounts (in thousands) and ratios are also presented in the table.

                                                                                   MINIMUM TO BE
                                                                                 WELL CAPITALIZED
                                                                                   UNDER PROMPT
                                                              MINIMUM CAPITAL    CORRECTIVE ACTION
                                                ACTUAL          REQUIREMENTS        PROVISIONS
                                            ---------------   ----------------   -----------------
                                            AMOUNT    RATIO   AMOUNT    RATIO     AMOUNT    RATIO
                                            -------   -----   -------   ------   --------   ------
AS OF DECEMBER 31, 2004
  Total capital to risk weighted assets
     Isabella Bank and Trust..............  $47,720   13.1%   $29,042      8.0%  $36,303     10.0%
     Farmers State Bank...................   14,033   15.5      7,242      8.0     9,052     10.0
     Consolidated.........................   75,340   16.4     36,764      8.0       N/A      N/A
  Tier 1 capital to risk weighted assets
     Isabella Bank and Trust..............   43,351   11.9     14,521      4.0    21,782      6.0
     Farmers State Bank...................   12,890   14.2      3,621      4.0     5,431      6.0
     Consolidated.........................   69,587   15.1     18,382      4.0       N/A      N/A
  Tier 1 capital to average assets
     Isabella Bank and Trust..............   43,351    8.1     21,536      4.0    26,920      5.0
     Farmers State Bank...................   12,890   10.4      4,970      4.0     6,213      5.0
     Consolidated.........................   69,587   10.4     26,866      4.0       N/A      N/A
AS OF DECEMBER 31, 2003
  Total capital to risk weighted assets
     Isabella Bank and Trust..............  $43,727   13.1%   $26,749      8.0%  $33,436     10.0%
     Farmers State Bank...................   13,320   14.6      7,289      8.0     9,111     10.0
     Consolidated.........................   68,638   15.9     34,456      8.0       N/A      N/A
  Tier 1 capital to risk weighted assets
     Isabella Bank and Trust..............   39,734   11.9     13,375      4.0    20,062      6.0
     Farmers State Bank...................   12,168   13.4      3,645      4.0     5,467      6.0
     Consolidated.........................   63,244   14.7     17,228      4.0       N/A      N/A
  Tier 1 capital to average assets
     Isabella Bank and Trust..............   39,734    7.6     21,043      4.0    26,304      5.0
     Farmers State Bank...................   12,168    9.6      5,062      4.0     6,328      5.0
     Consolidated.........................   63,244    9.7     26,227      4.0       N/A      N/A

NOTE N -- PARENT COMPANY ONLY FINANCIAL INFORMATION

CONDENSED BALANCE SHEET

                                                                 DECEMBER 31
                                                              -----------------
                                                               2004      2003
                                                              -------   -------
                                    ASSETS
  Cash on deposit at subsidiary Banks.......................  $ 7,219   $ 7,592
  Securities available for sale.............................    3,703     2,133
  Investments in subsidiaries...............................   63,999    61,775
  Premises and equipment....................................      103       117
  Other assets..............................................    2,411     1,444
                                                              -------   -------
     TOTAL ASSETS...........................................  $77,435   $73,061
                                                              =======   =======

                     LIABILITIES AND SHAREHOLDERS' EQUITY
  Other liabilities.........................................  $ 4,841   $ 4,126
  Shareholders' equity......................................   72,594    68,935
                                                              -------   -------
     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.............  $77,435   $73,061
                                                              =======   =======

CONDENSED STATEMENTS OF INCOME

                                                              YEAR ENDED DECEMBER 31
                                                             ------------------------
                                                              2004     2003     2002
                                                             ------   ------   ------
Income
  Dividends from subsidiaries..............................  $3,500   $3,825   $3,325
  Interest income..........................................     139      128      122
  Management fee and other.................................     643      423      292
                                                             ------   ------   ------
     TOTAL INCOME..........................................   4,282    4,376    3,739
Expenses...................................................   2,065    1,114      824
                                                             ------   ------   ------
  Income before income tax benefit and equity in
     undistributed earnings of subsidiaries................   2,217    3,262    2,915
  Federal income tax benefit...............................     470      218      152
                                                             ------   ------   ------
                                                              2,687    3,480    3,067
Undistributed earnings of subsidiaries.....................   3,958    3,725    3,858
                                                             ------   ------   ------
     NET INCOME............................................  $6,645   $7,205   $6,925
                                                             ======   ======   ======

CONDENSED STATEMENTS OF CASH FLOWS

                                                                YEAR ENDED DECEMBER 31
                                                              ---------------------------
                                                               2004      2003      2002
                                                              -------   -------   -------
OPERATING ACTIVITIES
  Net income................................................  $ 6,645   $ 7,205   $ 6,925
     Adjustments to reconcile net income to cash provided by
       operations
     Undistributed earnings of subsidiaries.................   (3,958)   (3,725)   (3,858)
     Net amortization of securities.........................       12        --        --
     (Increase) decrease in interest receivable.............       (4)       (2)       (2)
     (Increase) decrease in other assets....................   (1,031)      717    (1,947)
     Increase in accrued expenses...........................      809       675       389
     Provision for depreciation.............................       21        19        20
     Deferred income taxes (benefit)........................      (13)     (348)      328
                                                              -------   -------   -------
          NET CASH PROVIDED BY OPERATIONS...................    2,481     4,541     1,855
INVESTING ACTIVITIES
  Proceeds from the maturities of investments securities
     available for sale.....................................      260       185       175
  Purchases of investment securities available for sale.....   (1,846)     (820)   (1,080)
  Investment in subsidiaries................................       --        34      (495)
  Purchases of equipment and premises.......................       (7)      (38)       (5)
                                                              -------   -------   -------
          NET CASH (USED IN) PROVIDED BY INVESTING
            ACTIVITIES......................................   (1,593)     (639)   (1,405)
FINANCING ACTIVITIES
  Cash dividends............................................   (3,070)   (2,881)   (2,585)
  Issuance of common stock..................................    2,001     2,008     1,583
  Repurchase of common stock................................     (192)     (127)     (619)
                                                              -------   -------   -------
          NET CASH USED IN FINANCING ACTIVITIES.............   (1,261)   (1,000)   (1,621)
                                                              -------   -------   -------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS............     (373)    2,902    (1,171)
Cash and cash equivalents at beginning of year..............    7,592     4,690     5,861
                                                              -------   -------   -------
          CASH AND CASH EQUIVALENTS AT YEAR END.............  $ 7,219   $ 7,592   $ 4,690
                                                              =======   =======   =======

NOTE O -- GOODWILL AND OTHER INTANGIBLE ASSETS

     Included in other assets on the accompanying consolidated balance sheets are the following amounts as of December 31:

                                                               2004     2003
                                                              ------   ------
Branch acquisition goodwill.................................  $2,036   $2,036
Title company goodwill......................................   1,100    1,100
                                                              ------   ------
Total goodwill..............................................   3,136    3,136
Core deposit intangibles, net...............................     211      304
                                                              ------   ------
                                                              $3,347   $3,440
                                                              ======   ======

     The core deposit intangibles are being amortized on a straight-line basis over nine years. Management periodically reviews this asset to determine whether the carrying value has been impaired.

IBT BANCORP FINANCIAL REVIEW
(ALL DOLLARS IN THOUSANDS)

     The following is management's discussion and analysis of the financial condition and results of operations for IBT Bancorp (the Corporation). This discussion and analysis is intended to provide a better understanding of the financial statements and statistical data included elsewhere in the Annual Report.

  CRITICAL ACCOUNTING POLICIES:

     The Corporation's significant accounting policies are set forth in Note A of the Consolidated Financial Statements. Of these significant accounting policies, the Corporation considers its policies regarding the allowance for loan losses and servicing assets to be its most critical accounting policies.

     The allowance for loan losses requires management's most subjective and complex judgment. Changes in economic conditions can have a significant impact on the allowance for loan losses and therefore the provision for loan losses and results of operations. The Corporation has developed appropriate policies and procedures for assessing the adequacy of the allowance for loan losses, recognizing that this process requires a number of assumptions and estimates with respect to its loan portfolio. The Corporation's assessments may be impacted in future periods by changes in economic conditions, the impact of regulatory examinations, and the discovery of information with respect to borrowers that is not known to management at the time of the issuance of the consolidated financial statements. For additional discussion concerning the Corporation's allowance for loan losses and related matters, see Provision for Loan Losses and Allowance for Loan Losses.

     Servicing assets are evaluated for impairment based upon the fair value of the rights as compared to amortized cost. Impairment is determined by stratifying rights by predominant characteristics, such as interest rates and terms. Fair value is determined using prices for similar assets with similar characteristics, when available, or based upon discounted cash flows using market-based assumptions. Impairment is recognized through a valuation allowance for an individual stratum, to the extent that fair value is less than the capitalized amount for the stratum.

     TABLE 1. DISTRIBUTION OF ASSETS, LIABILITIES, AND SHAREHOLDERS' EQUITY
                    INTEREST RATE AND INTEREST DIFFERENTIAL

     The following schedules present the daily average amount outstanding for each major category of interest earning assets, nonearning assets, interest bearing liabilities, and noninterest bearing liabilities. This schedule also presents an analysis of interest income and interest expense for the periods indicated. All interest income is reported on a fully taxable equivalent (FTE) basis using a 34% federal income tax rate. Nonaccruing loans, for the purpose of the following computations, are included in the average loan amounts outstanding. Federal Reserve and Federal Home Loan Bank Equity holdings are included in Other Investments.

                                             2004                          2003                          2002
                                  ---------------------------   ---------------------------   ---------------------------
                                              TAX     AVERAGE               TAX     AVERAGE               TAX     AVERAGE
                                  AVERAGE  EQUIVALENT YIELD/    AVERAGE  EQUIVALENT YIELD/    AVERAGE  EQUIVALENT YIELD/
                                  BALANCE   INTEREST   RATE     BALANCE   INTEREST   RATE     BALANCE   INTEREST   RATE
                                  -------- ---------- -------   -------- ---------- -------   -------- ---------- -------
INTEREST EARNING ASSETS
  Loans.......................... $437,438  $27,801    6.36%    $404,953  $29,196    7.21%    $396,234  $31,554    7.96%
  Taxable investment
    securities...................  114,806    3,696    3.22      123,927    4,437    3.58       94,383    4,197    4.45
  Nontaxable investment
    securities...................   55,882    3,206    5.74       49,531    3,099    6.26       45,663    2,864    6.27
  Federal funds sold.............    4,516       30    0.66       16,311      193    1.18       26,364      423    1.60
  Other investments..............    2,978      178    5.98        2,857      151    5.29        2,735      165    6.03
                                  --------  -------    ----     --------  -------    ----     --------  -------    ----
    TOTAL EARNING ASSETS.........  615,620   34,911    5.67      597,579   37,076    6.20      565,379   39,203    6.93
NONEARNING ASSETS
  Allowance for loan losses......   (6,584)                       (5,946)                       (5,621)
  Cash and due from banks........   23,831                        26,840                        24,236
  Premises and equipment.........   18,147                        15,646                        14,983
  Accrued income and other
    assets.......................   24,143                        25,204                        24,530
                                  --------                      --------                      --------
    TOTAL ASSETS................. $675,157                      $659,323                      $623,507
                                  ========                      ========                      ========
INTEREST BEARING LIABILITIES
  Interest bearing demand
    deposits..................... $106,471      569    0.53     $113,206    1,057    0.93     $ 98,478    1,406    1.43
  Savings deposits...............  157,819      872    0.55      141,227    1,325    0.94      135,792    2,201    1.62
  Time deposits..................  238,323    7,950    3.34      247,516    9,228    3.73      247,182   10,971    4.44
  Borrowed funds.................   27,328    1,066    3.90       18,812      840    4.47       13,960      678    4.86
                                  --------  -------    ----     --------  -------    ----     --------  -------    ----
    TOTAL INTEREST BEARING
      LIABILITIES................  529,941   10,457    1.97      520,761   12,450    2.39      495,412   15,256    3.08
NONINTEREST BEARING LIABILITIES
  AND SHAREHOLDERS' EQUITY
  Demand deposits................   64,531                        61,651                        59,518
  Other..........................    9,898                        11,141                         9,037
  Shareholders' equity...........   70,787                        65,770                        59,540
                                  --------                      --------                      --------
    TOTAL LIABILITIES AND
      EQUITY..................... $675,157                      $659,323                      $623,507
                                  ========                      ========                      ========
NET INTEREST INCOME (FTE)........           $24,454                       $24,626                       $23,947
                                            =======                       =======                       =======
NET YIELD ON INTEREST EARNING
  ASSETS (FTE)...................                      3.97%                         4.12%                         4.24%
                                                       ====                          ====                          ====

RESULTS OF OPERATIONS

     Two key measures of earnings performance commonly used in the banking industry are return on average assets and return on average shareholders' equity. Return on average assets measures the ability of a corporation to profitably and efficiently employ its resources. The Corporation's return on average assets was 0.98% in 2004, 1.09% in 2003, and 1.11% in 2002. Return on average equity indicates how effectively a corporation is able to generate earnings on capital invested by its shareholders. The Corporation's return on average shareholders' equity was 9.39% in 2004, 10.95% in 2003, and 11.63% in 2002.

NET INTEREST INCOME

     The Corporation derives the majority of its gross income from interest earned on loans and investments, while its most significant expense is the interest cost incurred for funds used. Net interest income is the amount by which interest income on earning assets exceeds the interest cost of deposits and borrowings. Net interest income is influenced by changes in the balance and mix of assets and liabilities and market interest rates. Management exerts some control over these factors, however, Federal Reserve monetary policy and competition have a significant impact. Interest income includes loan fees of $1,102 in 2004, $1,752 in 2003, and $1,524 in 2002. For analytical purposes, net interest income is adjusted to a "taxable equivalent" basis by adding the income tax savings from interest on tax-exempt loans and securities, thus making year-to-year comparisons more meaningful.

                   TABLE 2. VOLUME AND RATE VARIANCE ANALYSIS

     The following table details the dollar amount of changes in FTE net interest income for each major category of interest earning assets and interest bearing liabilities and the amount of change attributable to changes in average balances (volume) or average rates. The change in interest due to both volume and rate has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the change in each.

                                          2004 COMPARED TO 2003        2003 COMPARED TO 2002
                                        INCREASE (DECREASE) DUE TO   INCREASE (DECREASE) DUE TO
                                        --------------------------   --------------------------
                                        VOLUME    RATE       NET     VOLUME    RATE       NET
                                        ------   -------   -------   ------   -------   -------
CHANGES IN INTEREST INCOME
  Loans...............................  $2,231   $(3,626)  $(1,395)  $  682   $(3,040)  $(2,358)
  Taxable investment securities.......    (313)     (428)     (741)   1,156      (916)      240
  Nontaxable investment securities....     378      (271)      107      242        (7)      235
  Federal funds sold..................    (101)      (62)     (163)    (136)      (94)     (230)
  Other investments...................       7        20        27        7       (21)      (14)
                                        ------   -------   -------   ------   -------   -------
     TOTAL CHANGES IN INTEREST
       INCOME.........................   2,202    (4,367)   (2,165)   1,951    (4,078)   (2,127)
CHANGES IN INTEREST EXPENSE
  Interest bearing demand deposits....     (60)     (428)     (488)     188      (537)     (349)
  Savings deposits....................     141      (594)     (453)      85      (961)     (876)
  Time deposits.......................    (333)     (945)   (1,278)      15    (1,758)   (1,743)
  Other borrowings....................     343      (117)      226      220       (58)      162
                                        ------   -------   -------   ------   -------   -------
     TOTAL CHANGES IN INTEREST
       EXPENSE........................      91    (2,084)   (1,993)     508    (3,314)   (2,806)
                                        ------   -------   -------   ------   -------   -------
NET CHANGE IN FTE NET INTEREST
  INCOME..............................  $2,111   $(2,283)  $  (172)  $1,443   $  (764)  $   679
                                        ======   =======   =======   ======   =======   =======

     As shown in Tables 1 and 2, when comparing year ending December 31, 2004 to 2003, fully taxable equivalent (FTE) net interest income decreased $172 or 0.70%. An increase of 3.02% in average interest earning assets provided $2,202 of FTE interest income. The majority of this growth was funded by a 1.76% increase in interest bearing liabilities, resulting in $91 of additional interest expense. Overall, changes in volume resulted in $2,111 in additional FTE interest income. The average FTE interest rate earned on assets decreased by 0.53%, decreasing FTE interest income by $4,367, and the average rate paid on deposits decreased by 0.42%, decreasing interest expense by $2,084. The net change related to interest rates earned and paid was a $2,283 decrease in FTE net interest income.

     The Corporation's FTE net yield as a percentage of average earning assets decreased 0.15%. A $650 decline in loan fees in 2004 from 2003 accounted for 0.10% of the decline. The decline in these fees was a result of a $140.1 million decline in the origination and sales of residential mortgages to the secondary market as the recent refinancing boom has slowed. The remaining decline was a result of the average rate earned on earning assets declining faster than the average rate paid on interest bearing liabilities.

     Net interest income increased $679 to $24,626 in 2003 from $23,947 in 2002. As shown in Tables 1 and 2, in 2003 (FTE) interest income increased $1,951, from a 5.7% increase in the volume of average earning assets. The growth of interest earning assets was funded primarily by a 5.1% increase in interest bearing liabilities that resulted in additional interest expense of $508. Overall, the Corporation earned an additional $1,443 in FTE interest income as a result of increased volume. The average rate earned in 2003 decreased by 0.73%, decreasing FTE interest income by $4,078, and the average rate paid on deposits decreased by 0.69%, decreasing interest expense by $3,314. The net change related to interest rates earned and paid was a $764 decrease in FTE net interest income.

PROVISION FOR LOAN LOSSES

     The viability of any financial institution is ultimately determined by its management of credit risk. Net loans outstanding represent 65.8% of the Corporation's total year end assets and is the Corporation's single largest concentration of risk. Inevitably, poor operating performance may result from the failure to control credit risk. Given the importance of maintaining sound underwriting practices, the Banks' Boards of Directors and senior management teams spend a large portion of their time and effort in loan review. The provision for loan losses is the amount added to the allowance for loan losses on a monthly basis. The allowance for loan losses is management's estimation of potential losses inherent in the loan portfolio, and is maintained at a level considered by management to be adequate to absorb potential losses. Evaluation of the allowance for loan losses and the provision for loan losses is based on a continuous review of the changes in the type and volume of the loan portfolio, reviews of specific loans to evaluate their collectibility, past and recent loan loss history, financial condition of borrowers, the amount of impaired loans, overall economic conditions, and other factors. This evaluation is inherently subjective as it requires material estimates, including the amounts and timing of future cash flows expected to be received on impaired loans that may be subject to significant change.

     As shown in Table 3, total loans outstanding increased 6.8% in 2004 and increased 5.4% in 2003. The provision for loan losses in 2004 was $735, a $720 decrease from 2003 and a $290 decrease from 2002. Net charge offs to average loans was 0.11% in 2004 and 0.21% in 2003, and have averaged 0.13% during the past 5 years versus the average of 0.17% for all commercial banks in the State of Michigan. The Corporation's substandard loans were 0.72% as of December 31, 2004, a 0.57% decrease from 2003, and below the September 30, 2004 ratio of 0.83% for all commercial banks in the State of Michigan. The 2003 provision for loan losses was increased as a result of a combination of factors. During the last quarter of 2003 the Corporation experienced a decline in the overall credit quality of its outstanding agricultural loans. The Corporation undertook a detailed review of the credit quality of all significant agricultural lending relationships, and identified the most significant troubled loans. The primary factor for the decline in the credit quality was a result of three consecutive years of weak cash flows due to both low farm commodity prices and unfavorable growing conditions in mid-Michigan. The Corporation tightened its credit granting standards during 2003 and continues to monitor existing relationships for further deterioration.

     The allowance to loan losses as a percentage of loans decreased from 1.46% as of December 31, 2003 to 1.42% as of December 31, 2004. Management believes that the allowance for loans is adequate as of December 31, 2004.

                    TABLE 3. SUMMARY OF LOAN LOSS EXPERIENCE

     The following is a summary of loan balances at the end of each year and their daily average balances, changes in the allowance for loan losses arising from loans charged off and recoveries on loans previously charged off, and additions to the allowance that have been expensed.

                                                         YEAR ENDED DECEMBER 31
                                          ----------------------------------------------------
                                            2004       2003       2002       2001       2000
                                          --------   --------   --------   --------   --------
Amount of loans outstanding at the end
  of year...............................  $455,234   $426,174   $404,480   $397,864   $403,679
                                          ========   ========   ========   ========   ========
Average gross loans outstanding for the
  year..................................  $437,438   $404,953   $396,234   $404,586   $380,392
                                          ========   ========   ========   ========   ========
Summary of changes in allowance
  Allowance for loan losses -- January
     1..................................  $  6,204   $  5,593   $  5,471   $  5,162   $  4,622
     Loans charged off
       Commercial and agricultural......       561        578        506        271         65
       Real estate mortgage.............         0        117        236         70         58
       Personal.........................       374        445        460        351        295
                                          --------   --------   --------   --------   --------
          TOTAL LOANS CHARGED OFF.......       935      1,140      1,202        692        418
     Recoveries
       Commercial and agricultural......       191         93        140         35        172
       Real estate mortgage.............        62         29         18         41         64
       Personal.........................       187        174        141        155        157
                                          --------   --------   --------   --------   --------
          TOTAL RECOVERIES..............       440        296        299        231        393
     Net charge offs....................       495        844        903        461         25
     Provision charged to income........       735      1,455      1,025        770        565
                                          --------   --------   --------   --------   --------
  ALLOWANCE FOR LOAN LOSSES -- DECEMBER
     31.................................  $  6,444   $  6,204   $  5,593   $  5,471   $  5,162
                                          ========   ========   ========   ========   ========
  Ratio of net charge offs during the
     year to average loans
     outstanding........................      0.11%      0.21%      0.23%      0.11%      0.01%
                                          ========   ========   ========   ========   ========
  Ratio of the allowance for loan losses
     to loans outstanding at year end...      1.42%      1.46%      1.38%      1.38%      1.28%
                                          ========   ========   ========   ========   ========

     As shown in Table 4, the percentage of loans classified as nonperforming by the Corporation as of December 31, 2004 and 2003 was 0.72% and 1.29% of total loans, respectively. Average nonperforming loans for the peer group were 0.53%. The peer group is a composite of financial information of all bank holding companies with assets between $500 million and $1 billion. There were 353 bank holding companies in the Corporation's peer group nationwide for the period indicated. The Banks' policies, including a loan considered impaired under Statement of Financial Accounting Standards No. 118, are to transfer a loan to nonaccrual status whenever it is determined that interest should be recorded on the cash basis instead of the accrual basis because of a deterioration in the financial position of the borrower, or a determination that payment in full of interest or principal cannot be expected, or the loan has been in default for a period of 90 days or more, unless it is both well secured and in the process of collection.

                          TABLE 4. NONPERFORMING LOANS

     The following loans are all the credits which require classification for state or federal regulatory purposes:

                                                           DECEMBER 31
                                            ------------------------------------------
                                             2004     2003     2002     2001     2000
                                            ------   ------   ------   ------   ------
Nonaccrual loans..........................  $1,900   $4,121   $2,484   $1,346   $  382
Accruing loans past due 90 days or more...     702    1,380    1,840    1,219    1,484
Restructured loans........................     686       --      479       --       --
                                            ------   ------   ------   ------   ------
  TOTAL NONPERFORMING LOANS...............  $3,288   $5,501   $4,803   $2,565   $1,866
                                            ======   ======   ======   ======   ======
NONPERFORMING LOANS AS % OF LOANS.........    0.72%    1.29%    1.19%    0.64%    0.46%
                                            ======   ======   ======   ======   ======

     As of December 31, 2004, there were no other interest bearing assets which required classification. Management is not aware of any recommendations by regulatory agencies that, if implemented, would have a material impact on the Corporation's liquidity, capital, or operations.

     Management's internal analysis of the estimated range for the allowance was $4,135 to $8,088 as of December 31, 2004. In management's opinion, the allowance for loan losses of $6,444 is adequate as of December 31, 2004. Management has allocated, as reflected in Table 5, the allowance for loan losses to the following categories: 36.9% to commercial and agricultural loans; 22.7% to real estate loans; 24.9% to installment loans; 8.6% to impaired loans. The above allocation is not intended to imply limitations on usage of the allowance. The entire allowance is available to fund loan losses without regard to loan type.

              TABLE 5. ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES

     The allowance for loan losses has been allocated according to the amount deemed to be reasonably necessary to provide for the probability of losses being incurred within the following categories:

                                                                 DECEMBER 31
                        ---------------------------------------------------------------------------------------------
                                2004                    2003                    2002                    2001
                        ---------------------   ---------------------   ---------------------   ---------------------
                                    % OF EACH               % OF EACH               % OF EACH               % OF EACH
                                    CATEGORY                CATEGORY                CATEGORY                CATEGORY
                        ALLOWANCE   TO TOTAL    ALLOWANCE   TO TOTAL    ALLOWANCE   TO TOTAL    ALLOWANCE   TO TOTAL
                         AMOUNT       LOANS      AMOUNT       LOANS      AMOUNT       LOANS      AMOUNT       LOANS
                        ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Commercial and
  agricultural.......    $2,381        42.3%     $2,140        41.5%     $1,868        44.1%     $2,081        41.6%
Real Estate
  Mortgage...........     1,463        50.5       1,584        47.8       1,649        45.5       1,408        47.8
Installment..........     1,606         6.6       1,614         9.6       1,679         9.7       1,577        10.5
Impaired loans.......       557         0.6         622         1.1         103         0.7          56         0.1
Unallocated..........       437          --         244          --         294          --         349          --
                         ------       -----      ------       -----      ------       -----      ------       -----
  TOTAL..............    $6,444       100.0%     $6,204       100.0%     $5,593       100.0%     $5,471       100.0%
                         ======       =====      ======       =====      ======       =====      ======       =====

                            DECEMBER 31
                       ---------------------
                               2000
                       ---------------------
                                   % OF EACH
                                   CATEGORY
                       ALLOWANCE   TO TOTAL
                        AMOUNT       LOANS
                       ---------   ---------
Commercial and
  agricultural.......   $1,301        39.4%
Real Estate
  Mortgage...........    1,559        48.5
Installment..........    1,923        12.1
Impaired loans.......       --          --
Unallocated..........      379          --
                        ------       -----
  TOTAL..............   $5,162       100.0%
                        ======       =====

NONINTEREST INCOME

     Noninterest income consists of trust fees, service charges on deposit accounts, fees for other financial services, gain on the sale of mortgage loans, title insurance revenue, and other insignificant categories. As is the case for many financial institutions, management believes fee income is increasingly important as a source of net earnings and expects this trend to continue. There was a $2,580 or 24.0% decrease in noninterest income from these sources during 2004. Significant changes during 2004 include a $383 decrease from the sale of title insurance and related services, an $873 decrease in mortgage servicing income, and a $1,614 decrease in gains on the sale of real estate mortgages, offset by a $313 increase in overdraft fees. During 2004, the Corporation had an average investment of $10.1 million in bank-owned life insurance, a $139 increase over 2003. The average net rate earned on the investment was approximately 4.10% in 2004 (versus 4.8% in 2003) and, because of the instruments' tax free accumulation of earnings they have a taxable equivalent rate of 6.22%. The rates on these contracts are adjustable annually on their anniversary date. The investment is placed with five separate insurance companies with S&P ratings of AA+ or better.

     Included in noninterest income is a $477 gain from the sale of $55,055 of mortgages during 2004 versus a $2,091 gain on the sale of $195,168 of mortgages during 2003. The Corporation has established a policy that all 30-year fixed rate mortgage loans will be sold. During 2004, most 15-year fixed rate mortgage loans originated were sold on the secondary market. These loans were sold without recourse, with servicing rights retained.

     Noninterest income increased $2,642 in 2003 when compared to 2002. Significant changes in 2003 include a $119 increase from the sale of title insurance and related services, a $900 increase in overdraft fees, a $1,095 increase in mortgage servicing fees, a $329 increase in gains on the sale of residential real estate mortgages and a $136 increase in income from bank-owned life insurance.

NONINTEREST EXPENSES

     Noninterest expenses decreased $1,307 or 5.5% during 2004. Noninterest expenses net of noninterest income divided by average total assets equaled 2.09% in 2004, 1.95% in 2003, and 2.03% in 2002. The increase in the 2004 ratio was primarily a result of the $1,614 decrease in the gains on the sale of real estate mortgages.

     The largest component of noninterest expenses is compensation and benefits expense, which decreased $660 or 4.9%. Salaries decreased $459. Employee benefits decreased $218 in 2004. While there were normal merit and promotional salary increases the net decrease is primarily related to the reduction in compensation related to the decline in mortgage loan activity, as well as a decrease related to a 22.7% decline in medical insurance expenses, both of which were offset by a 13.8% increase in pension expense. Footnote F in the Corporation's Notes to Consolidated Financial Statements includes disclosures regarding the benefit obligations, plan assets, and funding status of the Corporation's Defined Benefit Pension Plan. Over the last three years the plan has experienced an accumulated loss of $318 on the Plan's investments. The entire loss is related to the general decline in market value of stock equity investments. Over the same time period, the actuarial assumption for the long term rate of return on the assets held by the Plan should have produced a return of $1.2 million. Essentially, the actual loss combined with the change in actuarial assumptions related to the benefit obligation has produced a $2.5 million underfunding of the Plan's assets as of December 31, 2004. This shortfall has significantly increased the Corporation's pension expense. During 2004 the Plan experienced a 6.4% return on beginning of the year Plan assets.

     Occupancy and furniture and equipment expenses decreased $43 or 1.1% in 2004. The decrease is related to a reduction in depreciation expense. All other operating expenses decreased $604. The most significant decreases are related to donations, offset by an increase in professional services principally associated with SOX mandated compliance efforts. Isabella Bank and Trust contributed approximately $27 in 2004 to the IBT Foundation compared to a contribution of $870 made in 2003. (See Note J to the accompanying Consolidated Financial Statements.)

     Noninterest expenses increased $2,806 or 13.5% in 2003. During 2003, compensation and benefits expense increased $2,038, occupancy and furniture and equipment expenses increased $332, and all other operating expenses increased $436.

FEDERAL INCOME TAXES

     Federal income tax expense for 2004 was $1,878 or 22.0% of pre-tax income compared to $2,035 or 22.0% of pre-tax income in 2003 and $2,286 or 24.8% in 2002. A reconcilement of actual federal income tax expense reported and the amount computed at the federal statutory rate of 34% is found in Note E, Federal Income Taxes, in notes to the accompanying Consolidated Financial Statements.

ANALYSIS OF CHANGES IN FINANCIAL CONDITION

     Total assets were $678,034 at December 31, 2004, an increase of $13,955 or 2.1% over year end 2003. Asset growth was primarily funded by a $12,929 increase in other borrowed funds, and a $3,658 increase in shareholders' equity. A discussion of changes in balance sheet amounts by major categories follows.

INVESTMENT SECURITIES

     The primary objective of the Corporation's investing activities is to provide for safety of the principal invested. Secondary considerations include the need for earnings, liquidity, and the Corporation's overall exposure to changes in interest rates. During 2004, the Corporation's net holdings of investment securities decreased $8,591. Table 6 shows the carrying value of investment securities available for sale and held to maturity. Securities held to maturity, which are stated at amortized cost, consist mostly of local municipal bond issues, and U.S. Agencies. Securities not classified by management as held to maturity are classified as available-for-sale and are stated at fair value.

                         TABLE 6. INVESTMENT PORTFOLIO

     The following is a schedule of the carrying value of investment securities available for sale and held to maturity:

                                                                DECEMBER 31
                                                       ------------------------------
                                                         2004       2003       2002
                                                       --------   --------   --------
Available for sale
  U.S. Treasury and U.S. government agencies.........  $ 72,644   $ 89,934   $ 90,974
  States and political subdivisions..................    84,632     76,656     64,607
  Commercial paper...................................     4,754      3,242      2,328
                                                       --------   --------   --------
     TOTAL...........................................  $162,030   $169,832   $157,909
                                                       ========   ========   ========
Held to maturity
  U.S. Treasury and U.S. government agencies.........  $      3   $      9   $     74
  States and political subdivisions..................       520      1,303      1,662
                                                       --------   --------   --------
     TOTAL...........................................  $    523   $  1,312   $  1,736
                                                       ========   ========   ========

     Excluding those holdings of the investment portfolio in U.S. Treasury and U.S. government agency securities, there were no investments in securities of any one issuer that exceeded 10% of shareholders' equity. The Corporation has a policy prohibiting investments in securities that it deems are unsuitable due to their inherent credit or market risks. Prohibited investments include stripped mortgage backed securities, zero coupon bonds, nongovernment agency asset backed securities, and structured notes.

     The following is a schedule of maturities of each category of investment securities (at carrying value) and their weighted average yield as of December 31, 2004:

            TABLE 7. SCHEDULE OF MATURITIES OF INVESTMENT SECURITIES
                          AND WEIGHTED AVERAGE YIELDS

                                                                    MATURING
                                --------------------------------------------------------------------------------
                                                  AFTER ONE YEAR BUT    AFTER FIVE YEARS BUT
                                WITHIN ONE YEAR    WITHIN FIVE YEARS      WITHIN TEN YEARS      AFTER TEN YEARS
                                ---------------   -------------------   ---------------------   ----------------
                                AMOUNT    YIELD    AMOUNT      YIELD      AMOUNT      YIELD     AMOUNT    YIELD
                                -------   -----   ---------   -------   ----------   --------   -------   ------
Available for sale
  U.S. Treasury and U.S.
     government agencies......  $20,289   3.10%    $30,990      2.76%    $    --         --%    $   --       --%
  States and political
     subdivisions.............    9,416   4.64      44,891      4.64      26,910       4.50      3,415     2.90
  Mortgage backed.............       23   2.70      14,281      3.89       7,061       3.60         --       --
  Corporate & other
     securities...............       --     --       4,754      3.56          --         --         --       --
                                -------   ----     -------      ----     -------       ----     ------     ----
     TOTAL....................  $29,728   3.59%    $94,916      3.86%    $33,971       4.31%    $3,415     2.90%
                                =======   ====     =======      ====     =======       ====     ======     ====
Held to maturity
  States and political
     subdivisions.............  $   195   7.40%    $   200      7.24%    $   125       4.64%    $   --       --%
  Mortgage backed.............        3   6.56          --        --          --         --         --       --
                                -------   ----     -------      ----     -------       ----     ------     ----
     TOTAL....................  $   198   7.39%    $   200      7.24%    $   125       4.64%    $   --       --%
                                =======   ====     =======      ====     =======       ====     ======     ====

LOANS

     The largest component of earning assets is loans. The proper management of credit and market risk inherent in loans is critical to the financial well-being of the Corporation. To control these risks, the Corporation has adopted strict underwriting standards. The standards include prohibitions against lending outside the Corporation's defined market area, lending limits to a single borrower, and strict loan to collateral value limits. The Corporation also monitors and limits loan concentrations extended to volatile industries. The Corporation has no foreign loans and there were no concentrations greater than 10% of total loans that are not disclosed as a separate category in Table 8.

                            TABLE 8. LOAN PORTFOLIO

                                                      DECEMBER 31
                                  ----------------------------------------------------
                                    2004       2003       2002       2001       2000
                                  --------   --------   --------   --------   --------
Commercial......................  $146,152   $129,392   $126,591   $115,457   $109,735
Agricultural....................    49,179     52,044     54,788     50,524     49,221
Residential real estate
  mortgage......................   229,760    203,769    184,071    190,098    195,841
Installment.....................    30,143     40,969     39,029     41,785     48,881
                                  --------   --------   --------   --------   --------
  TOTAL LOANS...................  $455,234   $426,174   $404,479   $397,864   $403,678
                                  ========   ========   ========   ========   ========

     Total loans increased $29,060 in 2004. The increase was primarily in real estate mortgages and commercial loans. As of December 31, 2004, as a percentage of total loans, commercial loans were 32.1%, agricultural were 10.8%, residential real estate mortgages were 50.5%, and installments were 6.6%.

DEPOSITS

     Total deposits decreased $3,831 and were $563,876 at year end 2004, a 0.7% decrease from 2003. Average deposits increased 0.6% in 2004 and 4.2% in 2003. During 2004, average noninterest bearing deposits increased 4.7%, interest bearing demand deposits decreased 5.9%, savings deposits increased 11.7%, and time deposits decreased 3.7%. Time deposits over $100 as a percentage of total deposits equaled 12.9% and 12.2% as of December 31, 2004 and 2003, respectively.

                           TABLE 9. AVERAGE DEPOSITS

                                              2004                2003                2002
                                        ----------------    ----------------    ----------------
                                         AMOUNT     RATE     AMOUNT     RATE     AMOUNT     RATE
                                        --------    ----    --------    ----    --------    ----
Noninterest bearing demand
  deposits...........................   $ 64,531            $ 61,651            $ 59,518
Interest bearing demand deposits.....    106,471    0.53%    113,206    0.93%     98,478    1.43%
Savings deposits.....................    157,820    0.55     141,227    0.94     135,792    1.62
Time deposits........................    238,323    3.34     247,516    3.73     247,182    4.44
                                        --------            --------            --------
  TOTAL..............................   $567,145            $563,600            $540,970
                                        ========            ========            ========

       TABLE 10. MATURITIES OF TIME CERTIFICATES OF DEPOSIT OVER $100,000

                                                                  DECEMBER 31
                                                          ---------------------------
                                                           2004      2003      2002
                                                          -------   -------   -------
Maturity
  Within 3 months.......................................  $14,415   $18,068   $21,900
  Within 3 to 6 months..................................   12,762    11,475    15,928
  Within 6 to 12 months.................................   14,216     8,184    18,624
  Over 12 months........................................   31,431    31,746    13,858
                                                          -------   -------   -------
     TOTAL..............................................  $72,824   $69,473   $70,310
                                                          =======   =======   =======

     Within the banking industry there is agreement that competition from mutual funds and annuities has had a significant impact on deposit growth. In response, the Corporation's subsidiaries now offer mutual funds and annuities to its customers. The Corporation's trust department also offers a variety of financial products in addition to traditional estate services.

CAPITAL

     The capital of the Corporation consists solely of common stock, capital surplus, retained earnings, and accumulated other comprehensive income. Total capital increased approximately $3,658 in 2004. The Corporation offers a dividend reinvestment and employee stock purchase plan. Under the provisions of these Plans, the Corporation issued 57,388 shares of common stock generating $2,001 of capital during 2004, and 70,340 shares of common stock generating $2,008 of capital in 2003. In October 2002 the Board of Directors authorized management to repurchase up to $2.0 million of the Corporation's common stock. A total of 4,571 shares were repurchased in 2004 at an average price of $42 per share. Accumulated other comprehensive income decreased $1,726 and consists of a $1,738 decrease in unrealized gain on available-for-sale investment securities reduced by a gain of $12 related to the recognition of a decrease in the additional minimum pension liability.

     The Federal Reserve Board's current recommended minimum primary capital to assets requirement is 6.0%. The Corporation's primary capital to assets, which consists of shareholders' equity plus the allowance for loan losses less acquisition intangibles, was 11.2% at year end 2004. There are no commitments for significant capital expenditures.

     The Federal Reserve Board has established a minimum risk based capital standard. Under this standard, a framework has been established that assigns risk weights to each category of on and off-balance-sheet items to arrive at risk adjusted total assets. Regulatory capital is divided by the risk adjusted assets with the resulting ratio compared to the minimum standard to determine whether a corporation has adequate capital. The minimum standard is 8%, of which at least 4% must consist of equity capital net of goodwill. The following table sets forth the percentages required under the Risk Based Capital guidelines and the Corporation's values at December 31, 2004:

                                                              PERCENTAGE OF CAPITAL TO
                                                               RISK ADJUSTED ASSETS:
                                                              ------------------------
                                                              REQUIRED    IBT BANCORP
                                                              ---------   ------------
Equity Capital..............................................    4.00%        15.14%
Secondary Capital...........................................    4.00          1.25
                                                                ----         -----
TOTAL CAPITAL...............................................    8.00%        16.39%
                                                                ====         =====

     IBT Bancorp's secondary capital includes only the allowance for loan losses. The percentage for the secondary capital under the required column is the maximum amount allowed from all sources.

     The Federal Reserve also prescribes minimum capital requirements for the Corporation's subsidiary Banks. At December 31, 2004, the Banks exceeded these minimums. For further information regarding the Banks' capital requirements, refer to Note M of the Notes to the accompanying Consolidated Financial Statements, Regulatory Capital Matters.

LIQUIDITY

     Liquidity management is designed to have adequate resources available to meet depositor and borrower discretionary demands for funds. Liquidity is also required to fund expanding operations, investment opportunities, and payment of cash dividends. The primary sources of the Corporation's liquidity are cash and cash equivalents and available-for-sale investment securities.

     As of December 31, 2004 and 2003, cash and cash equivalents equaled 3.1% and 4.7%, respectively, of total assets. Net cash provided from operations was $12,742 in 2004 and $19,864 in 2003. Net cash provided by financing activities equaled $7,837 in 2004 and $5,511 in 2003. The Corporation's investing activities used cash amounting to $31,037 in 2004 and $48,594 in 2003. The accumulated effect of the Corporation's operating, investing, and financing activities on cash and cash equivalents was a $10,458 decrease in 2004 and a $23,219 decrease in 2003.

     In addition to cash and cash equivalents, available-for-sale investment securities are another source of liquidity. Securities available for sale equaled $162,030 as of December 31, 2004 and $169,832 as of December 31, 2003. In addition to these primary sources of liquidity, the Corporation has the ability to borrow in the federal funds market and at both the Federal Reserve Bank and the Federal Home Loan Bank. The Corporation's liquidity is considered adequate by the management of the Corporation.

INTEREST RATE SENSITIVITY

     Interest rate sensitivity management aims at achieving reasonable stability in the net interest margin through periods of changing interest rates. Interest rate sensitivity is determined by the amount of earning assets and interest bearing liabilities repricing within a specific time period, and their relative sensitivity to a change in interest rates. One tool used by management to measure interest rate sensitivity is gap analysis. As shown in Table 11, the gap analysis depicts the Corporation's position for specific time periods and the cumulative gap as a percentage of total assets.

     Investment securities and other investments are scheduled according to their contractual maturity. Fixed rate loans are included in the appropriate time frame based on their scheduled amortization. Variable rate loans are included in the time frame of their earliest repricing. Of the $455,234 in total loans, $94,363 are variable rate loans. Time deposit liabilities are scheduled based on their contractual maturity except for variable rate time deposits in the amount of $1,398 that are included in the 0 to 3 month time frame. Money market accounts reprice monthly and are included in the 0 to 3 month time frame.

     Passbook savings, statement savings, and NOW accounts have no contractual maturity date and are believed to be predominantly noninterest rate sensitive by management. These accounts have been classified in the gap table according to their estimated withdrawal rates based upon management's analysis of deposit runoff over the past five years. Management believes this runoff experience is consistent with its expectation for the future. As of December 31, 2004, the Corporation had $8,941 more in liabilities than assets maturing within one year. A negative gap position results when more liabilities, within a specified time frame, mature or reprice than assets.

                      TABLE 11. INTEREST RATE SENSITIVITY

     The following table shows the time periods and the amount of assets and liabilities available for interest rate repricing as of December 31, 2004. For purposes of this analysis, nonaccrual loans and the allowance for loan losses are excluded.

                                               0 TO 3    4 TO 12     1 TO 5    OVER 5
                                               MONTHS     MONTHS     YEARS      YEARS
                                              --------   --------   --------   -------
Interest Sensitive Assets
  Investment securities.....................  $  3,947   $ 11,093   $ 91,290   $56,223
  Loans.....................................   119,069     43,191    249,905    41,169
                                              --------   --------   --------   -------
     TOTAL..................................  $123,016   $ 54,284   $341,195   $97,392
                                              ========   ========   ========   =======
Interest Sensitive Liabilities
  Borrowed funds............................  $  3,504   $     --   $ 18,166   $ 9,312
  Time deposits.............................    35,363     83,825    112,223     2,852
  Savings...................................     2,174      6,681     59,007     2,010
  Interest bearing demand...................    27,457     27,237    136,772     2,539
                                              --------   --------   --------   -------
     TOTAL..................................  $ 68,498   $117,743   $326,168   $16,713
                                              ========   ========   ========   =======
Cumulative gap (deficiency).................  $ 54,518   $ (8,941)  $  6,086   $86,765
Cumulative gap (deficiency) as a % of
  assets....................................      8.04%     (1.32)%     0.90%    12.80%

             TABLE 12. LOAN MATURITY AND INTEREST RATE SENSITIVITY

     The following table shows the maturity of commercial and agricultural loans outstanding at December 31, 2004. Also provided are the amounts due after one year, classified according to the sensitivity to changes in interest rates.

                                                                DUE IN
                                                --------------------------------------
                                                1 YEAR     1 TO 5    OVER 5
                                                OR LESS    YEARS     YEARS     TOTAL
                                                -------   --------   ------   --------
Commercial and agricultural...................  $55,680   $133,398   $6,253   $195,331
                                                =======   ========   ======   ========
Interest Sensitivity:
  Loans maturing after one year that have:
     Fixed interest rates.....................            $108,588   $3,879
     Variable interest rates..................              24,810    2,374
                                                          --------   ------
       TOTAL..................................            $133,398   $6,253
                                                          ========   ======

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     The Corporation's primary market risks are interest rate risk and, to a lesser extent, liquidity risk. The Corporation has no foreign exchange risk, holds limited loans outstanding to oil and gas concerns, holds no trading account assets, nor does it utilize interest rate swaps or derivatives in the management of its interest rate risk. Any changes in foreign exchange rates or commodity prices would have an insignificant impact, if any, on the Corporation's interest income and cash flows. The Corporation does have a significant amount of loans extended to borrowers in agricultural production. Their cash flow and their ability to service their debt is largely dependent on the commodity prices for corn, soybeans, sugar beets, milk, beef, and a variety of dry beans. The Corporation mitigates these risks by using conservative price and production yields when calculating a borrower's available cash flow to service their debt.

     Interest rate risk ("IRR") is the exposure of the Corporation's net interest income, its primary source of income, to changes in interest rates. IRR results from the difference in the maturity or repricing frequency of a financial institution's interest earning assets and its interest bearing liabilities. IRR is the fundamental method in which financial institutions earn income and create shareholder value. Excessive exposure to IRR could pose a significant risk to the Corporation's earnings and capital.

     The Federal Reserve, the Corporation's primary Federal regulator, has adopted a policy requiring the Board of Directors and senior management to effectively manage the various risks that can have a material impact on the safety and soundness of the Corporation. The risks include credit, interest rate, liquidity, operational, and reputational. The Corporation has policies, procedures and internal controls for measuring and managing these risks. Specifically, the IRR policy and procedures include defining acceptable types and terms of investments and funding sources, liquidity requirements, limits on investments in long term assets, limiting the mismatch in repricing opportunity of assets and liabilities, and the frequency of measuring and reporting to the Board of Directors.

     The Corporation uses several techniques to manage IRR. The first method is gap analysis. Gap analysis measures the cash flows and/or the earliest repricing of the Corporation's interest bearing assets and liabilities. This analysis is useful for measuring trends in the repricing characteristics of the balance sheet. Significant assumptions are required in this process because of the imbedded repricing options contained in assets and liabilities. A substantial portion of the Corporation's assets are invested in loans and mortgage backed securities. These assets have imbedded options that allow the borrower to repay the balance prior to maturity without penalty. The amount of prepayments is dependent upon many factors, including the interest rate of a given loan in comparison to the current interest rate for residential mortgages, the level of sales of used homes, and the overall availability of credit in the market place. Generally, a decrease in interest rates will result in an increase in the Corporation's cash flows from these assets. Investment securities, other than those that are callable, do not have any significant imbedded options. Savings and checking deposits may generally be withdrawn on request without prior notice. The timing of cash flow from these deposits is estimated based on historical experience. Time deposits have penalties that discourage early withdrawals.

     The second technique used in the management of IRR is to combine the projected cash flows and repricing characteristics generated by the gap analysis and the interest rates associated with those cash flows to project future interest income. By changing the amount and timing of the cash flows and the repricing interest rates of those cash flows, the Corporation can project the effect of changing interest rates on its interest income. Based on the projections prepared for the year ended December 31, 2004 the Corporation's net interest income would increase during a period of increasing interest rates.

     The following tables provide information about the Corporation's assets and liabilities that are sensitive to changes in interest rates as of December 31, 2004 and 2003. The Corporation has no interest rate swaps, futures contracts, or other derivative financial options. The principal amounts of assets and time deposits maturing were calculated based on the contractual maturity dates. Savings and NOW accounts are based on management's estimate of their future cash flows.

QUANTITATIVE DISCLOSURES OF MARKET RISK

                                                                                                    FAIR VALUE
                           2005      2006      2007      2008      2009     THEREAFTER    TOTAL      12/31/04
                         --------   -------   -------   -------   -------   ----------   --------   ----------
Rate sensitive assets
  Other interest
    bearing assets.....  $    199        --        --        --        --         --     $    199    $    199
    Average interest
      rates............      3.79%       --        --        --        --         --         3.79%
  Fixed interest rate
    securities.........  $ 15,039   $26,096   $32,359   $24,812   $ 8,024    $56,223     $162,553    $162,567
    Average interest
      rates............      3.87%     3.17%     2.99%     3.25%     3.81%      3.72%        3.43%
  Fixed interest rate
    loans..............  $ 69,428   $53,281   $69,581   $58,933   $68,047    $41,601     $360,871    $326,590
    Average interest
      rates............      6.44%     6.31%     6.08%     6.10%     5.81%      5.25%        6.04%
  Variable interest
    rate loans.........  $ 64,199   $ 4,434   $ 8,054   $ 8,481   $ 6,320    $ 2,875     $ 94,363    $ 94,363
    Average interest
      rates............      6.22%     6.28%     6.30%     6.01%     6.32%      8.65%        6.29%
Rate sensitive
  liabilities
  Borrowed funds.......  $  3,504   $10,500   $ 4,166   $     0   $ 3,500    $ 9,312     $ 30,982    $ 26,466
    Average interest
      rates............      2.19%     3.86%     3.49%     0.00%     3.66%      5.16%        3.99%
  Savings and NOW
    accounts...........  $ 63,549   $56,872   $73,117   $36,878   $28,915    $ 4,547     $263,878    $263,876
    Average interest
      rates............      1.09%     0.56%     0.50%     0.35%     0.73%      0.55%        0.66%
  Fixed interest rate
    time deposits......  $118,333   $46,859   $34,415   $17,600   $12,805    $ 2,852     $232,864    $219,135
    Average interest
      rates............      3.01%     3.87%     3.91%     3.43%     3.51%      4.11%        3.39%
  Variable interest
    rate time
    deposits...........  $    855   $   543        --        --        --         --     $  1,398    $  1,398
    Average interest
      rates............      2.02%     2.01%       --        --        --         --         2.02%

                                                                                                    FAIR VALUE
                           2004      2005      2006      2007      2008     THEREAFTER    TOTAL      12/31/03
                         --------   -------   -------   -------   -------   ----------   --------   ----------
Rate sensitive assets
  Other interest
    bearing assets.....  $  5,400   $    99        --        --        --         --     $  5,499    $  5,499
    Average interest
      rates............      1.03%     2.67%       --        --        --         --         1.06%
Fixed interest rate
  securities...........  $ 50,268   $33,303   $24,377   $14,790   $ 6,316    $42,090     $171,144    $171,181
    Average interest
      rates............      3.61%     2.87%     3.09%     3.18%     3.69%      4.42%        3.56%
  Fixed interest rate
    loans..............  $ 99,216   $71,181   $69,309   $24,607   $43,471    $29,775     $337,559    $340,558
    Average interest
      rates............      6.74%     7.11%     6.17%     6.57%     6.10%      4.97%        6.45%
  Variable interest
    rate loans.........  $ 62,619   $ 6,722   $ 6,227   $ 4,802   $ 6,724    $ 1,521     $ 88,615    $ 88,615
    Average interest
      rates............      5.54%     5.62%     5.52%     5.49%     5.06%      4.55%        5.49%
Rate sensitive
  liabilities
  Borrowed funds.......  $  1,552   $ 1,053   $    53   $    53   $ 5,053    $10,289     $ 18,053    $ 19,118
    Average interest
      rates............      0.86%     5.01%     4.16%     4.16%     5.08%      4.35%        4.29%
  Savings and NOW
    accounts...........  $154,490   $22,778   $18,518   $15,160   $14,018    $36,305     $261,269    $261,268
    Average interest
      rates............      0.76%     0.76%     0.78%     0.69%     0.48%      0.43%        0.70%
  Fixed interest rate
    time deposits......  $110,188   $52,683   $33,216   $27,802   $11,803    $   841     $236,533    $243,094
    Average interest
      rates............      2.33%     4.73%     4.48%     4.20%     3.47%      7.95%        3.46%
  Variable interest
    rate time
    deposits...........  $  1,048   $   448   $     0   $   182   $   467    $     0     $  2,145    $  2,145
    Average interest
      rates............      1.24%     1.24%       --        --      3.52%        --         1.63%

FORWARD LOOKING STATEMENTS

     This report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Corporation intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995, and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Corporation, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Corporation's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Corporation and the subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Corporation's market area, and accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Further information concerning the Corporation and its business, including additional factors that could materially affect the Corporation's financial results is included in the Corporation's filings with the Securities and Exchange Commission.

COMMON STOCK AND DIVIDEND INFORMATION

     There is no established market for the Corporation's common stock or public information with respect to its market price. There are occasional sales by shareholders of which management of the Corporation is aware. From January 1, 2003 through December 31, 2004 there were, so far as management knows, 161 sales of the

Corporation's common stock. These sales involved 89,409 shares. The prices were reported to management in only some of the transactions and management cannot confirm the prices that were reported during this period. The highest known price paid for the Corporation's stock was $42 per share in the fourth quarter of 2004, and the lowest price was $31.82 per share in the first quarter of 2003. The following is a summary of all known transfers since January 1, 2003. All of the information has been adjusted to reflect the 10% stock dividend paid February 19, 2004.

                                                                           SALE PRICE
                                                 NUMBER OF   NUMBER OF   ---------------
PERIOD                                             SALES      SHARES      LOW      HIGH
------                                           ---------   ---------   ------   ------
2003
  First Quarter................................     28        12,448     $31.82   $34.55
  Second Quarter...............................     17        12,227      36.36    36.36
  Third Quarter................................     21        11,198      36.36    36.36
  Fourth Quarter...............................     16         2,860      36.36    36.36
2004
  First Quarter................................     13         6,046     $40.00   $42.00
  Second Quarter...............................     21        33,400      42.00    42.00
  Third Quarter................................     36         7,638      42.00    42.00
  Fourth Quarter...............................      9         3,592      42.00    42.00

     The following table sets forth the cash dividends paid for the following quarters, adjusted for the 10% stock dividend paid on February 19, 2004.

                                                                PER SHARE
                                                              -------------
                                                              2004    2003
                                                              -----   -----
First Quarter...............................................  $0.11   $0.10
Second Quarter..............................................   0.11    0.10
Third Quarter...............................................   0.11    0.10
Fourth Quarter..............................................   0.30    0.30
                                                              -----   -----
  TOTAL.....................................................  $0.63   $0.60
                                                              =====   =====

     IBT Bancorp's authorized common stock consists of 10,000,000 shares, of which 4,896,412 shares are issued and outstanding as of December 31, 2004. As of year end 2004, there were approximately 2,075 shareholders of record.

SUPERVISION AND REGULATION

     IBT Bancorp is subject to supervision and regulation by the Federal Reserve Board, under the Bank Holding Company Act of 1956, as amended. A bank holding company and its subsidiaries are able to conduct only the business of commercial banking and activities closely related or incidental to it.

     Isabella Bank and Trust and Farmers State Bank are chartered by the State of Michigan and are supervised and regulated by the Michigan Office of Financial and Insurance Services, Division of Financial Institutions. The Banks are members of the Federal Reserve System and their deposits are insured by the Federal Deposit Insurance Corporation to the extent provided by law. IBT Title is licensed and supervised by the State of Michigan.

IMPACT OF INFLATION

     The majority of assets and liabilities of financial institutions are monetary in nature. Generally, changes in interest rates have a more significant impact on earnings of the Corporation than inflation. Although influenced by inflation, changes in rates do not necessarily move in either the same magnitude or direction as changes in the price of goods and services. Inflation does impact the growth of total assets, creating a need to increase equity capital at a higher rate to maintain an adequate equity to assets ratio, which in turn reduces the amount of earnings available for cash dividends.

                           SHAREHOLDERS' INFORMATION

ANNUAL MEETING

     The Annual Meeting of Shareholders will be held at 7:00 p.m., Tuesday, April 26, 2005, Holiday Inn, 5665 E. Pickard Street, Mt. Pleasant, Michigan.

FINANCIAL INFORMATION AND FORM 10-K

Copies of the 2004 Annual Report, IBT Bancorp Form 10-K, and other financial information not contained herein may be obtained, without charge, by writing to:

Mary Ann Breuer
Secretary
IBT Bancorp
200 East Broadway
Mt. Pleasant, Michigan 48858

                               MISSION STATEMENT

     The mission of IBT Bancorp shall be:

          To create an operating environment that will provide shareholders with sustained growth in their investment while maintaining our independence and subsidiaries' autonomy.

                          EQUAL EMPLOYMENT OPPORTUNITY

     The equal employment opportunity clauses in Section 202 of the Executive Order 11246, as amended; 38 USC 2012, Vietnam Era Veterans Readjustment Act of 1974; Section 503 of the Rehabilitation Act of 1973, as amended; relative to equal employment opportunity and implementing rules and regulations of the Secretary of Labor are adhered to and supported by IBT Bancorp, and its subsidiaries.

IBT BANCORP PROXY
200 EAST BROADWAY
MT. PLEASANT, MI 48858

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David W. Hole, William J. Strickler, and Dale D. Weburg as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of Common Stock of IBT Bancorp held of record by the undersigned on March 1, 2005 at the annual meeting of shareholders to be held April 26, 2005 or any adjournments thereof.

ELECTION OF DIRECTORS:

FOR ALL NOMINEES LISTED BELOW     [ ]         WITHHOLD AUTHORITY TO VOTE    [ ]
EXCEPT AS MARKED TO THE                       FOR ALL NOMINEES LISTED
CONTRARY BELOW

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, CIRCLE THE NOMINEE'S NAME IN THE LIST BELOW.)

   RICHARD J. BARZ    SANDRA L. CAUL   TIMOTHY M. MILLER    RONALD E. SCHUMACHER

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO ELECT ALL NOMINEES. The shares represented by this proxy will be voted in the discretion of the proxies on any other matters which may come before the meeting.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:__________________________, 2005              ____________________________
Please mark, sign, date and return                  Signature
Proxy card promptly using the
enclosed envelope.                                  ____________________________
                                                    Signature (if held jointly)